Exhibit T3C

INDENTURE

DATED AS OF THE [    ] DAY OF [            ], 2014

AMONG

TERRACE ENERGY CORP., AS ISSUER,

COMPUTERSHARE TRUST COMPANY OF CANADA, AS TRUSTEE,

AND

COMPUTERSHARE TRUST COMPANY, N.A., AS U.S. TRUSTEE

PROVIDING FOR THE ISSUE OF 8.0% CONVERTIBLE UNSECURED NOTES DUE 2018

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section

310	(a)(1)	12.23
	(a)(2)	12.23
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	12.23
	(b)	12.23
311	(a)	12.24
	(b)	12.24
312	(a)	3.5
	(b)	12.25
	(c)	12.25
313	(a)	12.26
	(b)(1)	N.A.
	(b)(2)	12.26
	(c)	12.26; 11.2
	(d)	12.26
314	(a)	6.6; 6.12
	(b)	N.A.
	(c)(1)	12.5
	(c)(2)	12.5
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.5
	(f)	N.A.
315	(a)	12.3, 12.6, 12.7
	(b)	7.2
	(c)	12.3
	(d)	12.3
	(e)	7.12
316	(a) (last sentence)	N.A.
	(a)(1)(A)	10.11
	(a)(1)(B)	10.11
	(a)(2)	N.A.
	(b)	7.13
	(c)	N.A.
317	(a)(1)	7.4
	(a)(2)	7.4
	(b)	12.3
318	(a)	14.3
	(b)	N.A.
	(c)	14.3

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

i

(continued)

(continued)

(continued)

Schedule “A” – Form of Note

Schedule “B-1” – Form of Redemption Notice

Schedule “B-2” – Form of Redemption Notice

Schedule “C” – Form of Notice of Conversion

Schedule “D” – Common Share Legends

Schedule “E” – Form of Declaration for Removal of U.S. Legend

THIS INDENTURE made as of the [    ] day of [            ], 2014.

AMONG:

TERRACE ENERGY CORP., a corporation existing under the laws of British Columbia and having its head office in the City of Vancouver, in the Province of British Columbia (hereinafter called the “Corporation”)

AND

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company continued under the laws of Canada and having an office in the City of Vancouver, in the Province of British Columbia (hereinafter called the “Trustee”)

AND

COMPUTERSHARE TRUST COMPANY, N.A., a national banking association formed under the laws of the United States (hereinafter called the “U.S. Trustee” or “Co-Trustee”)

WITNESSETH THAT:

WHEREAS the Corporation wishes to create and issue the Notes in the manner and subject to the terms and conditions of this Indenture;

NOW THEREFORE THIS INDENTURE WITNESSES that in consideration of the respective covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the Corporation, the Trustee and the U.S. Trustee covenant and agree, for the benefit of each other and for the equal and rateable benefit of the holders, as follows:

ARTICLE 1
INTERPRETATION

1.1          Definitions

In this Indenture and in the Notes, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

(a)           “this Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

(b)           “Applicable Securities Legislation” means applicable securities laws (including rules, regulations, policies and instruments) in each of the provinces of Canada;

(c)           “Arrangement” has the meaning set forth in the Plan of Arrangement;

(d)           “Auditors of the Corporation” means an independent firm of chartered accountants duly appointed as auditors of the Corporation;

(e)           “Authenticated” means, with respect to the issuance of Uncertificated Notes, that the Trustee has completed all Internal Procedures such that the particulars of such Uncertificated Notes as required by Section 2.7 are entered in the register of holders of Notes, “Authenticate”, “Authenticating” and “Authentication” have the appropriate correlative meanings;

(f)            “BCSA” means the Securities Act (British Columbia), as amended;

(g)           “Beneficial Holder” means any person who holds a beneficial interest in a Global Note as shown on the books of the Depository or a Depository Participant;

(h)           “Board of Directors” means the board of directors of the Corporation or any committee thereof;

(i)            “Business” means the business and operations carried on by the Corporation and/or its Subsidiaries, including oil and gas exploration, drilling, processing, joint ventures, investments in oil and gas properties, interests, joint ventures, marketing, sales, reclamation and other activities related or ancillary thereto;

(j)            “Business Day” means any day other than a Saturday, Sunday or any other day that the Trustee in Vancouver, British Columbia or Toronto, Ontario or the Co-Trustee in New York, New York is not open for business or any other day on which the principal chartered banks located in Vancouver, British Columbia, Toronto, Ontario or New York, New York are not open for business;

(k)           “Capital Reorganization” has the meaning ascribed thereto in Section 5.4(b);

(l)            “CDS” means the CDS Clearing and Depository Services Inc.;

(m)          “Change of Control” means any transaction resulting in the acquisition by any Person, together with its associates and affiliates (as each term is defined in the BCSA), acquires more than 50% of the issued and outstanding Common Shares;

(n)           “Change of Control Notice” has the meaning ascribed thereto in Section 6.10(a);

(o)           “Change of Control Payment” has the meaning ascribed thereto in Section 6.10;

(p)           “Change of Control Payment Date” has the meaning ascribed thereto in Section 6.10(a);

(q)           “Change of Control Purchase Offer” has the meaning ascribed thereto in Section 6.10;

(r)            “Canadian Commissions” has the meaning ascribed thereto in Section 6.12(a);

(s)            “Common Shares” means common shares in the capital of the Corporation, as such common shares are constituted on the date of execution and delivery of this Indenture; provided that in the event of a change or a subdivision, revision, reduction, combination or consolidation thereof, any reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up, or such successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances or liquidations, dissolutions or windings-up, then, subject to adjustments, if any, having been made in accordance with the provisions of Section 5.4, “Common Shares” shall mean the shares or other securities or property resulting from such change, subdivision, redivision, reduction, combination or consolidation, reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up;

(t)            “Common Share Redemption Right” has the meaning ascribed thereto in Section 4.1(b);

(u)           “Conversion Price” means $2.00, being the dollar amount for which each Common Share may be issued from time to time upon the conversion of Notes which are by their terms convertible in accordance with the provisions of Article 5;

(v)           “Corporation” means Terrace Energy Corp. and includes any successor to or of Terrace Energy Corp. which shall have complied with the provisions of Article 9;

(w)          “Counsel” means a barrister or solicitor or counsel or firm of barristers or solicitors or counsel retained or employed by the Trustee or retained or employed by the Corporation and reasonably acceptable to the Trustee;

(x)           “Cure Deadline” means the date that is 15 days after the applicable Interest Payment Date;

(y)           “Current Market Price” on any date means the VWAP for the 20 consecutive trading days ending on the fifth trading day preceding such date (or, if the Common Shares are not listed on the TSX Venture Exchange, on such stock exchange on which the Common Shares are listed as may be selected by the Board of Directors or, if the Common Shares are not listed on any Exchange, then on the over-the-counter market or, if there is no market, fair value as determined by an independent financial advisor selected by the Board of Directors);

(z)           “Date of Conversion” has the meaning ascribed thereto in Section 5.3(b);

(aa)         “Defeased Notes” has the meaning ascribed thereto in Section 8.6(b);

(bb)         “Definitive Note” means a certificated Note fully registered in the name of the holder thereof;

(cc)         “Depository” means, with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Notes, the person designated as depository by the Corporation pursuant to Section 3.2 until a successor depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each person who is then a depository hereunder, and if at any time there is more than one such person, “Depository” as used with respect to the Notes shall mean each depository with respect to the Global Notes and, in the case of the Notes, the Depository shall initially be CDS;

(dd)         “Depository Participant” means a broker, dealer, bank, other financial institution or other person for whom, from time to time, a Depository effects book entry for a Global Note deposited with the Depository;

(ee)         “Event of Default” has the meaning ascribed thereto in Section 7.1;

(ff)          “Exchange” means the TSX Venture Exchange or any other exchange or quotation system on which the Common Shares or Notes, as applicable, are then listed or quoted;

(gg)         “Extraordinary Resolution” has the meaning ascribed thereto in Section 10.12;

(hh)         “Freely Tradeable” means, in respect of shares of capital of any class of any corporation, which can be traded by the recipient thereof without any restriction under Applicable Securities Legislation, such as hold periods, except in the case of a “control distribution” (as that term is defined in Applicable Securities Legislation), or a transaction or series of transactions incidental to a control distribution;

(ii)           “generally accepted accounting principles” or “GAAP” means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants (including as further described in Section 1.17);

(jj)           “Global Note” means a Note that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 2.4 for purposes of being held by or on behalf of the Depository as custodian for participants in the Depository’s book-entry only registration system;

(kk)         “Global Note Legend” means the legend identified as such in Schedule “A”;

(ll)           “IFRS” means International Financial Reporting Standards;

(mm)      “Interest Payment Date” has the meaning ascribed thereto in Section 2.3(a);

(nn)         “Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Trustee’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Trustee, it being understood that neither preparation and issuance shall constitute part of such procedures for any purpose of this definition;

(oo)         “Maturity Account” means an account required to be established by the Corporation (and which shall be maintained by and subject to the control of the Trustee) for the Notes issued pursuant to and in accordance with this Indenture;

(pp)         “Maturity Date” means April 2, 2018;

(qq)         “MI 62-104” means Multilateral Instrument 62-104 — Take-Over Bids and Issuer Bids of the Canadian Securities Administrators;

(rr)           “NCI Letter of Instruction” means the Non-Certificated Inventory system letter of instruction provided by CDS to the Trustee in connection with the conversion of the Notes;

(ss)          “Net Proceeds” means the net cash proceeds received by the Corporation and/or its Subsidiaries as a result of a Sale Transaction after deductions and/or accruals of costs, expenses, liabilities and taxes;

(tt)           “Noteholders” or “holders” means the Persons for the time being entered in the register for Notes as registered holders of Notes or any transferees of such Persons by endorsement or delivery;

(uu)         “Notes” means the notes designated as “8.0% Convertible Unsecured Notes” of the Corporation issued and certified hereunder, or deemed to be issued and certified hereunder, and for the time being outstanding, whether in definitive or interim form. Notwithstanding anything contained herein, any Notes may be in uncertificated form;

(vv)         “Offer on Sale of Assets” has the meaning ascribed thereto in Section 6.11;

(ww)       “Officers’ Certificate” means a certificate of the Corporation signed by any two authorized officers or directors of the Corporation, in their capacities as officers or directors of the Corporation, and not in their personal capacities;

(xx)         “Paying Agent” has the meaning ascribed thereto in Section 2.5;

(yy)         “Person” includes an individual, corporation, company, partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof (and for the purposes of the definition of “Change of Control”, in addition to the foregoing, “Person” shall include any syndicate or group that would be deemed to be a “Person” under MI 62-104);

(zz)         “Plan of Arrangement” means the plan of arrangement dated •, 2014 and any amendments or variations made thereto as of the date on which the Notes are issued, in each case made in accordance with the Plan of Arrangement or at the direction of the Supreme Court of British Columbia;

(aaa)      “Privacy Laws” has the meaning ascribed thereto in Section 12.20;

(bbb)      “Redemption Date” has the meaning ascribed thereto in Section 4.3;

(ccc)       “Redemption Notice” means a notice of redemption substantially in the form of Schedule “B-1” or Schedule “B-2”, as applicable;

(ddd)      “Redemption Price” means, in respect of a Note, the amount payable on the Redemption Date fixed for such Note, which shall equal:

(i)            if such notice is given prior to April 2, 2015, 108% of the par amount of the Note (without any corresponding adjustment to accrued but unpaid interest payable on such outstanding principal amount); or

(ii)           if such notice is given on or after April 2, 2015, at par;

and, in each case, together with any accrued but unpaid interest thereon up to (but excluding) the Redemption Date;

(eee)       “Registrar” has the meaning ascribed thereto in Section 2.5;

(fff)        “Regulation S” means Regulation S adopted by the SEC;

(ggg)       “Restricted Definitive Note” means a Definitive Note that bears the U.S. Legend;

(hhh)      “Restricted Global Note” means a Global Note that bears the U.S. Legend;

(iii)          “Restricted Physical Note” means a definitive certificate representing Notes, including without limitation, a definitive certificate issued in accordance with Section 2.4(d) or Section 3.2(b) that bears a U.S. Legend;

(jjj)         “Securities” has the meaning ascribed thereto in Section 2.12(a);

(kkk)      “Sale of Assets Payment” has the meaning ascribed thereto in Section 6.11;

(lll)          “Sale Notice” has the meaning ascribed thereto in Section 6.11(a);

(mmm)  “Sale Payment Date” has the ascribed thereto in Section 6.11(a)(ii);

(nnn)      “Sale Transaction” has the meaning ascribed thereto in Section 6.11;

(ooo)      “SEC” means the United States Securities and Exchange Commission under the 1933 Act;

(ppp)      “Subsidiary” has the meaning ascribed thereto in the BCSA;

(qqq)      “Tax Act” means the Income Tax Act (Canada), R.S.C. 1985, c.1, including the regulations promulgated thereunder, each as amended from time to time;

(rrr)         “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb);

(sss)        “Time of Expiry” has the meaning ascribed thereto in Section 5.1;

(ttt)         “trading day” means, with respect to the Exchange or other market for securities, any day on which the Exchange or market is open for trading or quotation;

(uuu)      “Transaction Instruction” means written notice signed by the Noteholders or holders entitled to request that one or more actions be taken, or such other form as may be reasonably acceptable to the Trustee, requesting one or more such actions to be taken in respect of an Uncertificated Note;

(vvv)      “Trigger Date” has the meaning ascribed thereto in Section 4.1(b);

(www)    “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder;

(xxx)      “Uncertificated Note” means (i) any Note which is not in certificated form and (ii) one or more Notes in certificated form while retained by or surrendered to the Corporation, its transfer agent or the Trustee, for reasons other than registration of transfer, other temporary purpose, payment, exchange or acquisition by the Corporation; provided that the Trustee shall not be required to treat any such Note as an Uncertificated Note unless such retention or surrender is known to an authorized officer of the Trustee;

(yyy)      “United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(zzz)       “Unrestricted Definitive Note” means a Definitive Note that does not bear the U.S. Legend;

(aaaa)    “Unrestricted Global Note” means a Global Note that does not bear the U.S. Legend;

(bbbb)    “U.S. Legend” has the meaning ascribed thereto in Section 2.12;

(cccc)     “U.S. Trustee” or “Co-Trustee” means the Person named as the “U.S. Trustee” in the first paragraph of this Indenture until a successor U.S. Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “U.S. Trustee” shall mean or include each Person who is then a U.S. Trustee hereunder;

(dddd)    “VWAP” means the volume-weighted average trading price of the Common Shares for the applicable period (which must be calculated utilizing days in which the Common Shares actually trade). The VWAP shall be determined by dividing the aggregate sale price of all Common Shares sold on the applicable Exchange over the applicable period by the total number of Common Shares so sold;

(eeee)     “Written Direction of the Corporation” means an instrument in writing signed by any one officer or director of the Corporation;

(ffff)       “1933 Act” means the United States Securities Act of 1933, as amended; and

(gggg)     “1934 Act” means the United States Securities Exchange Act of 1934, as amended.

1.2          Meaning of “Outstanding”

Every Note certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled, converted or redeemed or delivered to the Trustee for cancellation, conversion or redemption or monies and/or Common Shares, as the case may be, for the payment thereof shall have been set aside under Section 8.2, provided that:

(a)           Notes which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

(b)           when a new Note has been issued in substitution for a Note which has been lost, stolen or destroyed, only one of such Notes shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding; and

(c)           for the purposes of any provision of this Indenture entitling holders of outstanding Notes to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Noteholders, Notes owned directly or indirectly, legally or equitably, by the Corporation shall be disregarded except that:

(i)            for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the holders of Notes present or represented at any meeting of Noteholders, only the Notes which the Trustee knows are so owned shall be so disregarded; and

(ii)           Notes so owned which have been pledged in good faith other than to the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes, sign consents, requisitions or other instruments or take such other actions in his discretion free from the control of the Corporation or a Subsidiary of the Corporation.

1.3          Interpretation

In this Indenture:

(a)           words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)           all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)           all references to Sections refer, unless otherwise specified, to Sections, subsections or clauses of this Indenture;

(d)           words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them;

(e)           reference to any agreement or other instrument in writing means such agreement or other instrument in writing as amended, modified, replaced or supplemented from time to time;

(f)            unless otherwise indicated, reference to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time; and

(g)           unless otherwise indicated, time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated by including the day on which the period commences and excluding the day on which the period ends.

1.4          Headings, Etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Notes.

1.5          Time of Essence

Time shall be of the essence of this Indenture.

1.6          Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

1.7          Concerning Interest

Interest shall be computed on the basis of a year of 365 days and the actual number of days in the relevant interest period.  Whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

1.8          Invalidity, Etc.

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.9          Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating thereto, including the form of Note attached hereto as Schedule “A”, be drawn up in the English language only. Chacune des parties aux présentes reconnaît avoir accepté et demandé que cette acte de fiducie et tous les documents y reliés, y compris le modèle de débenture joint aux présentes à titre d’Annexe « B », soient rédigés en anglais seulement.

1.10        Successors and Assigns

All covenants and agreements of the Corporation in this Indenture and the Notes shall bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Trustee and Co-Trustee in this Indenture shall bind its successors.

1.11        Severability

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, such provision shall be deemed to be severed herefrom or therefrom and the validity, legality and enforceability of the remaining provisions shall not in any way be affected, prejudiced or impaired thereby.

1.12        Entire Agreement

This Indenture and all supplemental indentures and Schedules hereto and thereto, and the Notes issued hereunder and thereunder, together constitute the entire agreement between the parties hereto with respect to the indebtedness created hereunder and thereunder and under the Notes and supersedes as of the date hereof all prior memoranda, agreements, negotiations, discussions and term sheets, whether oral or written, with respect to the indebtedness created hereunder or thereunder and under the Notes.

1.13        Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Notes, and (to the extent provided in Section 7.11) the holders of Common Shares, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.14        Applicable Law and Attornment

This Indenture, any supplemental indenture and the Notes shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts; provided that, notwithstanding any provision of this Indenture or the Notes to the contrary, the rights, immunities, privileges, powers, duties and obligations of the U.S. Trustee shall be governed only by the law of the State of New York and the TIA. With respect to any suit, action or proceedings relating to this Indenture, any supplemental indenture or any Note, the Corporation, the Trustee, Co-Trustee and each holder irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia. The parties hereto hereby waive any right they may have to require a trial by jury of any proceeding commenced in connection herewith.

1.15        Currency of Payment

Unless otherwise indicated in a supplemental indenture, all payments to be made under this Indenture or a supplemental indenture shall be made in Canadian dollars.

1.16        Non-Business Days

Whenever any payment to be made hereunder shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other action shall be taken, as the case may be, unless otherwise specifically provided herein, on or as of the next succeeding Business Day without any additional interest, cost or charge to the Corporation.

1.17        Accounting Terms

Except as hereinafter provided or as otherwise indicated in this Indenture, all calculations required or permitted to be made hereunder pursuant to the terms of this Indenture shall be made in accordance with GAAP. For greater certainty, GAAP shall include any accounting standards, including IFRS, that may from time to time be approved for general application by the Canadian Institute of Chartered Accountants.

1.18        Calculations

The Corporation shall be responsible for making all calculations called for hereunder. The Corporation shall make such calculations in good faith and, absent manifest error, the Corporation’s calculations shall be final and binding on holders and the Trustee. The Corporation will provide a schedule of its calculations to the Trustee and the Trustee shall be entitled to rely conclusively on the accuracy of such calculations without independent verification.

1.19        Schedules

The following Schedules are incorporated into and form part of this Indenture:

Schedule “A” – Form of Note

Schedule “B-1” – Form of Redemption Notice

Schedule “B-2” – Form of Redemption Notice

Schedule “C” – Form of Notice of Conversion

Schedule “D” – Common Share Legends

Schedule “E” – Form of Declaration for Removal of U.S. Legend

In the event of any inconsistency between the provisions of any Section of this Indenture and the provisions of the Schedules which form a part hereof, the provisions of this Indenture shall prevail to the extent of the inconsistency.

ARTICLE 2
THE NOTES

2.1          Limit of Notes

The aggregate principal amount of Notes authorized to be issued under this Indenture is unlimited, but Notes may be issued only upon and subject to the conditions and limitations herein set forth.

2.2          Form and Terms of Notes

(a)           The Notes authorized for issuance hereunder shall be designated as “8.0% Convertible Unsecured Notes” and shall initially be issued pursuant to and subject to the terms and conditions hereof.

(b)           The Notes shall be dated as of the date of the closing of the Arrangement, or such other date or dates of issuance as provided herein, as confirmed in a Written Direction of the Corporation to issue the Notes in all instances.

(c)           The Notes shall mature upon the Maturity Date.

(d)           The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000. Each Note and the certificate of the Trustee endorsed thereon shall be issued in substantially the form set out in Schedule “A”, with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the Board of Directors executing such Note in accordance with Section 2.6, as conclusively evidenced by their execution of a Note. Each Note shall additionally bear such distinguishing letters and numbers as the Trustee shall approve. Notwithstanding the foregoing, a Note may be in such other form or forms as may, from time to time, be approved by a resolution of the Board of Directors, or as specified in an Officers’ Certificate. The Notes may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

(e)           The Notes shall be issued in the form of one or more Global Notes and/or one or more Definitive Notes at the option of the Corporation.

(f)            The Global Notes will be registered in the name of the Depository which, as of the date hereof, shall be CDS (or any nominee of the Depository). No beneficial holder will receive definitive certificates representing their interest in Notes except as provided in this Section 2.2 and Section 3.2. A Global Note may be exchanged for Definitive Notes, or transferred to and registered in the name of a person other than the Depository for such Global Notes or a nominee thereof, as provided in Section 3.2.

(g)           The Definitive Notes will be registered in the names of each holder thereof as provided in Section 3.1. A Definitive Note may be exchanged, or transferred to and registered in the name of a person other than the registered holder thereof, as provided in Section 3.2.

(h)           Notes may be issued in certificated or uncertificated form. All Notes bearing the legend within Section 2.12 shall be in certificated form only.  All Notes issued to the Depository may be in either a certificated or uncertificated form, such uncertificated form being evidenced by a book position on the register of Noteholders to be maintained by the Trustee in accordance with Section 2.7.  Notwithstanding anything to the contrary in this Indenture, subject to Applicable Securities Legislation, the Global Note will be issued as an Uncertificated Note, unless otherwise requested in writing by the Depository or the Corporation.

2.3          Interest on the Notes

(a)           The Notes shall bear interest from July 31, 2014 at the rate of 8.0% per annum (based on a year of 365 days and the actual number of days in the relevant interest period), payable quarterly in arrears on the last day of January, April, July and October in each fiscal year of the Corporation during the term of the Note (each, an “Interest Payment Date”), the first such payment to fall due on October 31, 2014 (which shall represent interest from July 31, 2014 to but excluding October 31, 2014) and the last such payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date of the Notes) to fall due on April 2, 2018, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded quarterly; provided, however, that if the

Corporation fails to make an interest payment as set forth in this paragraph (a) on or before the Cure Deadline applicable to such Interest Payment Date, the Corporation shall pay to the Noteholder an additional interest payment in respect of that Interest Payment Date in an amount equal to 10.0% of the interest payment that was otherwise due on that Interest Payment Date. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day. The record dates for the payment of interest on the Notes will be the eighth Business Day prior to the applicable Interest Payment Date. Any interest calculation shall be based on the number of days of the period being calculated such that it includes July 31, 2014 or the last Interest Payment Date, whichever shall be the later, to and excluding the next date interest is payable. Interest on all Notes issued hereunder shall cease to accrue on, but not including, the Maturity Date, Redemption Date, Date of Conversion, Change of Control Payment Date or Sale Payment Date, as applicable, for such Notes, unless, upon due presentation, payment of principal or delivery of amounts, securities or other property payable or deliverable hereunder and payment of any accrued and unpaid interest or other amounts payable hereunder is improperly withheld or refused.

(b)           With respect to the payment of interest in cash on the Notes, except as otherwise specified in a resolution of the Board of Directors, an Officers’ Certificate or a supplemental indenture, as interest becomes due on each Note (except at maturity, on conversion or on redemption, when interest may at the option of the Corporation be paid upon surrender of such Note), the Corporation, either directly or through the Trustee or any agent of the Trustee, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Trustee, payment of such interest (less any tax required to be withheld therefrom) to the order of the registered holder of such Note appearing on the registers maintained by the Trustee at the close of business on the Business Day before the eighth Business Day prior to the applicable Interest Payment Date and addressed to the holder at the holder’s last address appearing on the register. If payment is made by cheque, such cheque shall be forwarded at least three Business Days prior to each date on which interest becomes due and if payment is made by other means (such as electronic transfer of funds, provided the Trustee must receive confirmation of receipt of funds prior to being able to wire funds or mail cheques to holders), such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Note becomes due. If payment is to be sent or forwarded by the Trustee on behalf of the Corporation, the Corporation shall deliver the necessary funds to the Trustee by 10:00 a.m. (Vancouver time) (i) on the fourth Business Day prior to an Interest Payment Date, in the case of payments made by cheque, or (ii) on the Business Day prior to an Interest Payment Date, in the case of payments made by electronic funds transfer. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Note, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the person to whom it is so sent as aforesaid, the Corporation or the Trustee, as the case may be, will issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation or Trustee is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Note in the manner provided above, the Corporation or Trustee may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee, acting reasonably, with the same effect as though payment had been made in the manner provided above.

(c)           All payments of interest on the Global Note shall be made by electronic funds transfer or certified cheque made payable to the Depository or its nominee on the day interest is payable by 10:00 a.m. (Vancouver time) for subsequent payment to Beneficial Holders of the applicable Global Note, unless the Corporation, the Trustee and the Depository otherwise agree. None of the Corporation, the Trustee or any agent of the Trustee for any Note issued as a Global Note will be liable or responsible to any person for any aspect of the records related to or payments made on account of beneficial interests in any Global Note or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

(d)           If the Corporation pays the interest on the Notes directly, the Corporation will provide the Trustee an Officer’s Certificate confirming such payment with relevant details.

2.4          Issue of Global Notes

(a)           In the event that the Notes are to be issued in whole or in part as one or more Global Notes, the Corporation shall execute and the Trustee shall certify and deliver one or more Global Notes that shall:

(i)            represent an aggregate amount equal to the principal amount of the outstanding Notes to be represented by one or more Global Notes;

(ii)           be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions; and

(iii)          in addition to any legend required by Applicable Securities Legislation, bear a legend substantially to the following effect:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO TERRACE ENERGY CORP.  (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

(b)           Each Depository designated for a Global Note must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction where the Depository has its principal offices.

(c)           Global Notes issued to the Depository may be surrendered to the Trustee for an electronic position on the register of Noteholders to be maintained by the Trustee in accordance with Section 3.2(a). All Notes maintained in such electronic position will be valid and binding obligations of the Corporation, entitling the registered holders thereof to the same benefits as those registered holders who hold Notes in physical form. This Indenture and the provisions contained herein will apply, mutatis mutandis, to such Notes held in such electronic position.

(d)           Notwithstanding anything to the contrary herein, Notes required to bear the U.S. Legend, and Common Shares issuable upon conversion or redemption thereof, may be issued as a Global Note or, in the case of such Common Shares, as a global certificate, only if such Notes are initially issued pursuant to the exemption from the registration requirements of the 1933 Act provided by Rule 144A thereunder. Other Notes, including the Common Shares issuable upon conversion or redemption thereof, that are required to bear the U.S. Legend shall be issued as Restricted Physical Notes.

2.5          Registrar and Paying Agent

The Corporation shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange or conversion (the “Registrar”) and an office or agency where Notes may be presented for payment of (and premium, if any) or to pay interest on any Note on behalf of the Corporation (the “Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Corporation may appoint one or more co-registrars and one or more additional paying agents, with the consent of the Trustee.

The Corporation initially appoints the Trustee to act as the Registrar and Paying Agent.

2.6          Execution of Notes

All Notes issued in certificated form shall be signed (either manually or by facsimile signature) by any one authorized director or officer of the Corporation holding office at the time of signing. A facsimile signature upon a Note shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be. Notwithstanding that any person whose signature, either manual or in facsimile, appears on a Note as a director or officer may no longer hold such office at the date of the Note or at the date of the certification and delivery thereof, such Note shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

2.7          Certification

The Corporation shall request the Trustee to issue, certify and deliver the Notes in accordance with a Written Direction of the Corporation. No Note shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been manually certified by or on behalf of the Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Trustee. Such certification on any Note shall be conclusive evidence that such Note is duly issued, is a valid obligation of the Corporation and the holder is entitled to the benefits hereof.

The Trustee, as applicable, shall Authenticate Uncertificated Notes (whether upon original issuance, exchange, registration of transfer, partial payment, or otherwise) by completing its Internal Procedures and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Notes under this Indenture. Such Authentication shall be conclusive evidence that such Uncertificated Notes have been duly issued hereunder and that the Noteholder or Noteholders are entitled to the benefits of this Indenture.  The register described in Section 3.1 shall be final and conclusive evidence as to all matters relating to Uncertificated Notes with respect to which this Indenture requires the Trustee to maintain records or accounts.  In case of differences between the register at any time and any other time, the register at the later time shall be controlling, absent manifest error and such Uncertificated Notes are binding on the Corporation. Authenticating by way of entry on the applicable register shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of such Notes (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Trustee shall in no respect be liable or answerable for the use made of the Uncertificated Notes or any of them or the proceeds thereof.

The certificate of the Trustee signed on the Notes, or interim Notes hereinafter mentioned, shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Notes or interim Notes or as to the issuance of the Notes or interim Notes and the Trustee shall in no respect be liable or answerable for the use made of the Notes or interim Notes or any of them or the proceeds thereof. The certificate of the Trustee on the Notes or interim Notes shall, however, be a representation and warranty by the Trustee that the Notes or interim Notes have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

2.8          Mutilation, Loss, Theft or Destruction

In case any of the Notes issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a new Note upon surrender and cancellation of the mutilated Note, or in the case of a lost, stolen or destroyed Note, in lieu of and in substitution for the same, and the substituted Note shall be in a form approved by the Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Notes issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Note shall furnish to the Corporation and to the Trustee such evidence of the loss, theft or destruction of the Note as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Note.

2.9          Notes to Rank Pari Passu

The Notes will be direct unsecured obligations of the Corporation. Each Note will rank pari passu with each other Note (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future unsecured indebtedness of the Corporation.

2.10        Payments of Amounts Due on Maturity

Except as may otherwise be provided herein or in any supplemental indenture in respect of the Notes, payments of amounts due upon maturity of the Notes will be made in the following manner. The Corporation will establish and maintain with the Trustee a Maturity Account for the Notes. The Maturity Account shall be maintained by and be subject to the control of the Trustee for the purposes of this Indenture. On or before 10:00 a.m. (Vancouver time) on the Business Day immediately prior to the Maturity Date, the Corporation will deliver to the Trustee a certified cheque or wire transfer for deposit in the Maturity Account in an amount sufficient to pay the cash amount payable in respect of the Notes (including the principal amount together with any accrued and unpaid interest thereon which shall include any tax required by law to be deducted or withheld). From the sums so deposited, the Trustee, on behalf of the Corporation, will pay to each holder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Note (less applicable withholding tax), upon surrender of the Note at any branch of the Trustee designated for such purpose from time to time by the Corporation and the Trustee. The delivery of such funds to the Trustee for deposit to the Maturity Account will satisfy and discharge the liability of the Corporation for the Notes to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax deducted as aforesaid) and such Notes will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled. The Corporation shall also deposit with the Trustee a sum of money sufficient to pay any fees, charges and expenses which may be due to the Trustee and the U.S. Trustee and incurred by the Trustee in connection with the payment to holders entitled to receive payment as set forth in this Section 2.10.

2.11        Withholding Tax

Notwithstanding anything else in this Indenture, the Corporation will be entitled or cause the Trustee to deduct and withhold any applicable taxes or similar charges (including interest, penalties or similar amounts in respect thereof) imposed or levied by or on behalf of any government including the Canadian government or of any Province or territory thereof or any authority or agency therein or thereof having power to tax, from any payment to be made on or in connection with the Notes, including any payment on redemption or maturity that is satisfied by the Corporation issuing freely tradeable Common Shares and, provided that the Corporation forthwith remits or causes the Trustee to remit such withheld amount to such government, authority or agency and files all required forms in respect thereof and, at the same time, provides copies of such remittance and filing to the Trustee and the relevant Noteholder, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Corporation’s obligations under the Notes and there is no obligation on the Corporation to gross-up amounts paid to a holder in respect of such deductions or withholdings. The Trustee when acting as paying agent shall itself make such remittances, deductions and filings directly to the governmental authorities and shall act as the agent of the Corporation. The Corporation shall provide directions to the Trustee concerning its obligations to make such deductions, remittances and filings and the Trustee may rely on such directions to be indemnified for such reliance.

The Trustee shall have no obligation to verify any payments under the Tax Act or any provision of provincial, state, local or foreign tax law. The Trustee shall at all times be indemnified and held harmless by the Corporation from and against any liabilities of the Trustee incurred in connection with the failure of the Corporation or its agents, to report, remit or withhold taxes as required by the Tax Act or any provision of provincial, state, local or foreign tax law, or otherwise failing to comply with the Tax Act or any provision of provincial, state, local or foreign tax law. This indemnification shall survive the resignation or removal of the Trustee and the termination of this Indenture solely to the extent that such liabilities have been incurred in connection with taxation years occurring during the term of this Indenture.

2.12        U.S. Legend on the Notes and Common Shares

(a)           The Notes and the Common Shares issuable upon conversion thereof (collectively, the “Securities”) have not been and will not be registered under the 1933 Act or any securities laws of any state or other jurisdiction within the U.S. Certificates representing Notes originally issued and sold in the United States in reliance on an exemption from registration under Rule 144A under the 1933 Act or under Section 4(a)(2) of the 1933 Act and Rule 506 thereunder, and certificates representing Common Shares issuable upon conversion thereof, shall, for so long as required by applicable requirements of the 1933 Act or applicable state securities laws, bear the following legend (the “U.S. Legend”):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO TERRACE ENERGY CORP. (“THE COMPANY”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED THAT AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY AND THE TRUSTEE, IS PROVIDED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA, AS REGISTRAR AND TRANSFER AGENT, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.

provided, that if Securities are being sold in compliance with Rule 904 of Regulation S, and provided further that the Corporation is a “foreign issuer” within the meaning of Regulation S at the time of sale, the U.S. Legend may be removed by providing a duly completed and signed declaration to the Trustee or the transfer agent for the Common Shares, as applicable, substantially as set forth in Schedule “E” hereto (or as the Corporation may prescribe from time to time), together with any additional documentation as may be required by the Corporation or the Trustee or transfer agent, which evidence may include an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation and the Trustee, to the effect that such U.S. Legend is no longer required pursuant to the requirements of the 1933 Act; and provided further that, if any Securities are being sold in accordance with Rule 144 under the 1933 Act, the U.S. Legend may be removed by delivery to the Trustee or transfer agent, for the Common Shares, as applicable, of an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation and the Trustee, to the effect that the U.S. Legend is no longer required under applicable requirements of the 1933 Act or applicable state securities laws. Provided that the Trustee obtains confirmation from the Corporation that such counsel is satisfactory to it, the Trustee shall be entitled to rely on such opinion of counsel without further inquiry. Notwithstanding the foregoing, the Trustee may impose additional requirements for the removal of legends from the Notes.

(b)           Prior to the issuance of the Notes, the Corporation shall notify the Trustee, in writing, concerning which Notes are represented by certificates that bear the U.S. Legend. The Trustee will thereafter maintain a list of all registered holders from time to time of such legended Notes.

(c)           Notwithstanding any other provisions of this Indenture, in processing and registering transfers of Notes, no duty or responsibility whatsoever shall rest upon the Trustee to determine the compliance by any transferor or transferee with the terms of the legend contained in Sections 2.11 or 2.4, or with the relevant securities laws or regulations, including, without limitation, Regulation S, and the Trustee shall be entitled to assume that all transfers are legal and proper.

ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1          Definitive Notes

(a)           With respect to Notes issuable as Definitive Notes, the Corporation shall cause to be kept by and at the principal offices of the Trustee in Vancouver, British Columbia and Toronto, Ontario and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the Notes or as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the holders of Definitive Notes and particulars of the Notes held by them respectively and of all transfers of Definitive Notes. Such registration shall be noted on the Notes by the Trustee or other registrar unless a new Note shall be issued upon such transfer.

(b)           No transfer of a Definitive Note shall be valid unless made on such register referred to in Section 3.1(a) by the registered holder or such holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee or other registrar upon surrender of the Notes together with a duly executed form of transfer acceptable to the Trustee and upon compliance with such other reasonable requirements as the Trustee or other registrar may prescribe, or unless the name of the transferee shall have been noted on the Note by the Trustee or other registrar.

3.2          Global Notes

(a)           With respect to Notes issuable in whole or in part as one or more Global Notes, the Corporation shall cause to be kept by and at the principal offices of the Trustee in Vancouver, British Columbia and Toronto, Ontario and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the name and address of the holder of each such Global Note (being the Depository, or its nominee, for such Global Note) as holder thereof and particulars of the Global Note held by it, and of all transfers thereof.

(b)           Notwithstanding any other provision of this Indenture, a Global Note may not be transferred by the registered holder thereof and accordingly, except to the extent contemplated by Section 2.4(d), no definitive certificates shall be issued to Beneficial Holders except in the following circumstances or as otherwise specified in a resolution of the Trustee, a resolution of the Board of Directors, Officers’ Certificate or supplemental indenture:

(i)            Global Notes may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(ii)           Global Notes may be transferred at any time after the Depository for such Global Notes (i) has notified the Trustee, or the Corporation has notified the Trustee, that it is unwilling or unable to continue as Depository for such Global Notes, or (ii) ceases to be eligible to be a Depository under Section 2.4(b), provided that at the time of such transfer the Corporation has not appointed a successor Depository for such Global Notes;

(iii)          Global Notes may be transferred at any time after the Corporation has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such Global Notes and has communicated such determination to the Trustee in writing;

(iv)          Global Notes may be transferred at any time after the Trustee has determined that an Event of Default has occurred and is continuing with respect to the Notes issued as a Global Note, provided that Beneficial Holders representing, in the aggregate, not less than 25% of the aggregate principal amount of the Notes advise the Depository in writing, through the Depository Participants, that the continuation of the book-entry only registration system for such Notes is no longer in their best interest and also provided that at the time of such transfer the Trustee has not waived the Event of Default pursuant to Section 7.3;

(v)           Global Notes may be transferred or exchanged for definitive certificates at any time after a Depository has determined, in its sole discretion, that such transfer or exchange is required to effect conversion and/or redemption rights in accordance with the terms hereof and has communicated such determination to the Trustee in writing;

(vi)          Global Notes may be transferred if required by applicable law; or

(vii)         Global Notes may be transferred if the book-entry only registration system ceases to exist.

(c)           With respect to the Global Notes, unless and until definitive certificates have been issued to Beneficial Holders pursuant to subsection 3.2(b):

(i)            the Corporation and the Trustee may deal with the Depository for all purposes (including paying interest on the Notes) as the sole holder of the Notes and the authorized representative of the Beneficial Holders;

(ii)           the rights of the Beneficial Holders shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Depository Participants;

(iii)          the Depository will make book-entry transfers among the Depository Participants; and

(iv)          whenever this Indenture requires or permits actions to be taken based upon instruction or directions of Noteholders evidencing a specified percentage of the outstanding Notes, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or the Depository Participants, and has delivered such instructions to the Trustee.

(d)           Whenever a notice or other communication is required to be provided to Noteholders, unless and until definitive certificate(s) have been issued to Beneficial Holders pursuant to this Section 3.2, the Trustee shall provide all such notices and communications to the Depository and the Depository shall deliver such notices and communications to such Beneficial Holders in accordance with Applicable Securities Legislation. Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in Section 3.2(b) with respect to the Notes issued hereunder, the Depository shall notify all applicable Depository Participants, through the Depository, of the availability of definitive certificates. Upon surrender by the Depository of the certificate(s) representing the Global Notes and receipt of new registration instructions from the Depository, the Trustee shall deliver the definitive certificates for such Notes to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Notes will be governed by Section 3.1 and the remaining Sections of this Article 3, provided that any Definitive Notes that are issued in exchange for a Restricted Global Note shall bear the U.S. Legend.

3.3          Transferee Entitled to Registration

(a)           The transferee of a Note shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Note free from all equities or rights of set-off, compensation or counterclaim between the Corporation and the transferor or any previous holder of such Note, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

(b)           If a Note certificate (or Uncertificated Note) tendered for transfer bears the legend set forth in Section 2.11, the Trustee shall not register such transfer unless the transferor has provided the Trustee with the Note certificate (if certificated) and (A) the transfer is made to the Corporation or (B) a declaration, in a form satisfactory to the Corporation and the Trustee to the effect that such sale is being made in accordance with Rule 904 of Regulation S under the 1933 Act, is delivered to the Trustee,  and if required by the Trustee, the transferor provides an opinion of Counsel of recognized standing, reasonably satisfactory to the Corporation and the Trustee that the transfer is in compliance with applicable state laws and the 1933 Act.

3.4          No Notice of Trusts

Neither the Corporation nor the Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Note, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

3.5          Holder Lists; Registers Open for Inspection

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Noteholders as maintained on the registers referred to in Sections 3.1 and 3.2.  The Corporation shall, or shall cause the Trustee to, furnish to the U.S. Trustee on each April 30 and October 31 copies of the registers referred to in Sections 3.1 and 3.2, and the U.S. Trustee shall comply with TIA Section 312(a).  If the Trustee is not the registrar, the Corporation will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders and the Corporation shall otherwise comply with TIA Section 312(a).

The registers referred to in Sections 3.1 and 3.2 shall at all reasonable times be open for inspection by the Corporation, the Trustee, the U.S. Trustee or any Noteholder. Every registrar, including the Trustee, shall from time to time when requested so to do by the Corporation, the Trustee or the Co-Trustee, in writing, furnish the Corporation, the Trustee or the Co-Trustee, as the case may be, with a list of names and addresses of holders of registered Notes entered on the register kept by them and showing the principal amount and serial numbers of the Notes held by each such holder, provided the registrar shall be entitled to charge a reasonable fee to provide such a list.

3.6          Exchanges of Notes

(a)           Subject to Sections 3.1, 3.2 and 3.7, Notes in any authorized form or denomination, other than Global Notes, may be exchanged for Notes in any other authorized form or denomination, of the same date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Notes so exchanged.

(b)           In respect of exchanges of Notes permitted by Section 3.6(a), Notes may be exchanged only at the principal offices of the Trustee in the cities of Vancouver, British Columbia and Toronto, Ontario or at such other place or places, if any, as may be specified in the Notes and at such other place or places as may from time to time be designated by the Corporation with the approval of the Trustee. Any Notes tendered for exchange shall be surrendered to the Trustee. The Corporation shall execute and the Trustee shall certify all Notes necessary to carry out exchanges as aforesaid. All Notes surrendered for exchange shall be cancelled.

(c)           Notes issued in exchange for Notes which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

3.7          Closing of Registers

(a)           Neither the Corporation nor the Trustee nor any registrar shall be required to:

(i)            make transfers or exchanges or convert any Definitive Notes on any Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date or Sale Payment Date for such Notes or during the eight preceding Business Days;

(ii)           make transfers or exchanges of, or convert any Notes on the day of any selection by the Trustee of Notes to be redeemed or during the eight preceding Business Days; or

(iii)          make transfers or exchanges of any Notes which will have been selected or called for redemption unless upon due presentation thereof for redemption such Notes shall not be redeemed.

(b)           Subject to any restriction herein provided, the Corporation with the approval of the Trustee may at any time close any register for any Notes, other than those kept at the principal offices of the Trustee in Vancouver, British Columbia and Toronto, Ontario, and transfer the registration of any Notes registered thereon to another register (which may be an existing register) and thereafter such Notes shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Notes.

3.8          Charges for Registration, Transfer and Exchange

For each Note exchanged, registered, transferred or discharged from registration, the Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Note issued (such amounts to be agreed upon from time to time by the Trustee and the Corporation), and payment of such charges and reimbursement of the Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Noteholder hereunder:

(a)           for any exchange of a Global Note as contemplated in Section 3.2; or

(b)           for any exchange of any Note resulting from a partial redemption under Section 4.2.

3.9          Ownership of Notes

(a)           Unless otherwise required by law, the person in whose name any registered Note is registered shall for all purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Note and interest thereon shall be made to such registered holder.

(b)           Neither of the Corporation nor the Trustee nor the Co-Trustee shall have any liability for:

(i)            any aspect of the records relating to the beneficial ownership of the Notes held by a Depository or of the payments relating thereto; or

(ii)           maintaining, supervising or reviewing any such records relating to the Notes.

The rules governing Depositories provide that they act as the agent and depository for Depository Participants.  As a result, such Depository Participants must look solely to the Depository and Beneficial Holders of Notes must look solely to the Depository Participants for the payment of principal and interest on the Notes paid by or on behalf of the Corporation to the Depository.

(c)           Beneficial holders of Notes:

(i)            may not have Note certificates registered in their name; and

(ii)           may not have physical certificates representing their interest in the Notes.

(d)           The registered holder for the time being of any registered Note shall be entitled to the principal, premium, if any, and interest evidenced by such instruments, respectively, free from all equities or rights of set-off, compensation or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to the Trustee, any registrar and to the Corporation for the same and none shall be bound to inquire into the title of any such registered holder.

(e)           Where Notes are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Trustee, any registrar and to the Corporation.

(f)            In the case of the death of one or more joint holders of any Note the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustee and any registrar and to the Corporation.

ARTICLE 4
REDEMPTION AND PURCHASE OF NOTES

4.1          Redemption

The Notes will be redeemable by the Corporation in accordance with the terms of Article 4, except in the event of the satisfaction of certain conditions after a Change of Control has occurred as outlined in Section 6.10 hereof or after a Sale Transaction has occurred as outlined in Section 6.11 hereof, as follows:

(a)           At any time prior to the Maturity Date, the Notes may be redeemed for cash at the option of the Corporation in whole or in part, being $1,000 or an integral multiple thereof, on a Redemption Notice as provided for in Section 4.3 at the Redemption Price on the Redemption Date. The Redemption Notice for such Notes shall be substantially in the form of Schedule “B-1” to this Indenture.

(b)           In the event that at any time prior to the Maturity Date the closing price of the Common Shares on the Exchange is equal to or greater than 140% of the Conversion Price of the Notes for 30 consecutive trading days (the last such trading day being referred to as a “Trigger Date”), the Corporation shall have the right at its option to redeem any part, being $1,000 or an integral multiple thereof, of the principal amount of a Note in exchange for the issuance of Common Shares at the Conversion Price on the Redemption Date (the “Common Share Redemption Right”) on giving the holder of the Note not less than 30 days’ notice thereof on a Redemption Notice as per the provisions in Section 4.3 hereof. The Redemption Notice for such Notes shall be substantially in the form of Schedule “B-2” to this Indenture. The date of such Redemption Notice shall be no later than five trading days following the respective Trigger Date.

(c)           Except as provided below, no adjustment in the number of Common Shares to be issued upon redemption pursuant to paragraph (b) of this Section 4.1 will be made for dividends or distributions on Common Shares issuable upon redemption or for interest accrued on the Notes surrendered. No fractional Common Shares will be issued, and no cash payment in lieu thereof, and any fractions resulting from a conversion will be rounded down to the next whole number. The Conversion Price applicable to, and the Common Shares receivable on the redemption of, such Notes is subject to adjustment pursuant to the provisions of Section 5.4.

(d)           Holders of Notes redeemed in accordance with paragraph (b) of this Section 4.1 will receive, in addition to the applicable number of Common Shares, accrued and unpaid interest by way of cash payment (less any taxes required to be deducted) in respect of the Notes surrendered for redemption from the last Interest Payment Date up to, but not including, the Redemption Date.

4.2          Partial Redemption

If less than all the Notes for the time being outstanding are at any time to be redeemed, the Notes to be so redeemed shall be selected by the Trustee on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Notes registered in the name of each holder or in such other manner as the Trustee deems equitable, subject to the approval of the Exchange, as may be required from time to time. Unless otherwise specifically provided in the terms of the Notes, no Note shall be redeemed in part unless the principal amount redeemed is $1,000 or a multiple thereof. For this purpose, the Trustee may make, and from time to time vary, regulations with respect to the manner in which such Notes may be drawn for redemption and regulations so made shall be valid and binding upon all holders of such Notes notwithstanding that as a result thereof one or more of such Notes may become subject to redemption in part only or for cash only. In the event that one or more of such Notes becomes subject to redemption in part only, upon surrender of any such Notes for payment of the Redemption Price or Common Shares at the Conversion Price, together with interest accrued to but excluding the Redemption Date, the Corporation shall execute and the Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Notes for the unredeemed part of the principal amount of the Note or Notes so surrendered or, with respect to a Global Note, the Trustee shall make notations on the Global Note of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Note” or “Notes” as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Note which in accordance with the foregoing provisions has become subject to redemption.

4.3          Notice of Redemption

A Redemption Notice shall be given to the holders of the Notes so to be redeemed not more than 50 days nor less than 30 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 11.2. Every such notice shall specify the aggregate principal amount of Notes called for redemption, the Redemption Date, the Redemption Price or the Conversion Price for Common Shares, as the case may be, and the places of payment, and shall state that interest upon the principal amount of Notes called for redemption shall cease to be payable from and after the Redemption Date. In addition, unless all the outstanding Notes are to be redeemed, the Redemption Notice shall specify:

(a)           the distinguishing letters and numbers of the registered Notes which are to be redeemed (or of such thereof as are registered in the name of such Noteholder);

(b)                                 in the case of a published notice, the distinguishing letters and numbers of the Notes which are to be redeemed or, if such Notes are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Notes so selected;

(c)                                  in the case of a Global Note, that the redemption will take place in such manner as may be agreed upon by the Depository, the Trustee and the Corporation; and

(d)                                 in all cases, the principal amounts of such Notes or, if any such Note is to be redeemed in part only, the principal amount of such part.

In the event that all Notes to be redeemed are registered Notes, publication shall not be required.

4.4                               Notes Due on Redemption Dates

Notice having been given as aforesaid, all the Notes so called for redemption shall thereupon be and become due and payable, together with accrued interest to but excluding the Redemption Date, on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Notes, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem, or the Common Shares to be issued to redeem, such Notes shall have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest upon the Notes shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

4.5                               Right to Exercise Common Share Redemption Right

The Corporation’s right to exercise the Common Share Redemption Right shall be conditional upon the following conditions being met on the Business Day preceding the applicable Redemption Date:

(a)                                 the issuance of the Common Shares on the exercise of the Common Share Redemption Right shall be made in accordance with Applicable Securities Legislation and such Common Shares shall be issued as Freely Tradeable Common Shares;

(b)                                 such additional Freely Tradeable Common Shares shall be listed on each stock exchange on which the Common Shares are then listed;

(c)                                  the Corporation shall be a reporting issuer, or the equivalent, in good standing under Applicable Securities Legislation where the distribution of such Common Shares occurs;

(d)                                 no Event of Default shall have occurred and be continuing;

(e)                                  the receipt by the Trustee of an Officers’ Certificate stating that conditions (a), (b), (c) and (d) above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Notes and the Current Market Price of the Common Shares on the Redemption Date; and

(f)                                   the receipt by the Trustee of an opinion of Counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment for the Corporation’s exercise of the Common Share Redemption Right, will be validly issued as fully paid and non-assessable, that conditions (a) and (b) above have been satisfied and that, relying exclusively on a list of issuers in default maintained by the relevant securities authorities, condition (c) above is satisfied, except that the opinion in respect of condition (c) need not be expressed with respect to those provinces where such lists are not maintained.

If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Redemption Date, the Corporation shall pay the Redemption Price in cash in accordance with Section 4.6 unless the

Noteholders waive the conditions which are not satisfied by way of Extraordinary Resolution.  The Corporation may not change the form of components or percentage of consideration to be paid for the Notes except as described in the preceding sentence. When the Corporation determines the actual number of the Common Shares to be issued pursuant to the Corporation’s exercise of its Common Share Redemption Right, it will issue a press release on a national newswire disclosing the Current Market Price and such actual number of Common Shares.

4.6                               Deposit of Redemption Monies or Common Shares

(a)                                 Redemption of Notes shall be provided for by the Corporation depositing with the Trustee or any paying agent to the order of the Trustee, on or before 10:00 a.m. (Vancouver time) on the Business Day immediately prior to the Redemption Date specified in such notice, such sums of money or certificates representing Common Shares, as the case may be, as may be sufficient to pay the Redemption Price or Common Shares, as the case may be, plus accrued and unpaid interest thereon up to but excluding the Redemption Date, of the Notes so called for redemption pursuant to Section 4.1(a) and Section 4.1(b) or certificates representing such Common Shares, plus sums of money for accrued and unpaid interest thereon up to but excluding the Redemption Date, as may be sufficient to pay the principal amount of the Notes so called for redemption pursuant to Section 4.1(b) hereof, as applicable. All Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.  The Corporation shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with any such redemption. Every such deposit shall be irrevocable. From the sums so deposited, or certificates so deposited, or both, the Trustee shall pay or cause to be paid, or issue or cause to be issued, to the holders of such Notes so called for redemption, upon surrender of such Notes, the principal, premium (if any) and interest (if any) to which they are respectively entitled on redemption.

(b)                                 The Corporation shall comply with all Applicable Securities Legislation regulating the issue and delivery of Common Shares upon exercise of the Common Share Redemption Right and shall cause to be listed and posted for trading such Common Shares on each stock exchange on which the Common Shares are then listed.

(c)                                  If Common Shares issuable upon the Corporation’s exercise of its Common Share Redemption Right to which a holder is entitled is subject to withholding taxes, then the Corporation shall deliver to the Trustee sufficient funds to pay any withholding tax. Any fractional shares shall be rounded down with no cash payment in lieu thereof and the Trustee shall remit same on behalf of the Corporation to the proper tax authorities within the period of time prescribed for this purpose under applicable laws.

(d)                                 Each certificate representing Common Shares issued in payment of the Corporation’s exercise of its Common Share Redemption Right with respect to Notes bearing the U.S. Legend, as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall bear the U.S. Legend; provided that if the Common Shares are being sold in compliance with the requirements of Rule 904 of Regulation S, and provided further that the Corporation is a “foreign issuer” within the meaning of Regulation S at the time of sale, the U.S. Legend may be removed by providing a declaration to the transfer agent for the Common Shares, substantially as set forth in Schedule “E” hereto (or as the Corporation may prescribe from time to time), together with any additional documentation as may be required by the Corporation or the transfer agent, which evidence may include a written opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation, to the effect that the U.S. Legend is no longer required pursuant to the requirements of the 1933 Act; and provided further that, if any such securities are being sold within the United States in accordance with Rule 144 under the 1933 Act, the U.S. Legend may be removed by delivery to the transfer agent for the Common Shares, of an opinion of counsel of recognized standing, in form and substance, reasonably satisfactory to the Corporation, to the effect that the U.S. Legend is no longer required under applicable requirements of the 1933 Act or applicable state securities laws.

4.7                               Failure to Surrender Notes Called for Redemption

In case the holder of any Note so called for redemption shall fail on or before the Redemption Date to so surrender such holder’s Note, or shall not within such time accept payment of the redemption monies payable, or take delivery of certificates representing such Common Shares issuable in respect thereof, or give such receipt therefor, if any, as the Trustee may require, such redemption monies may be set aside in trust, or such certificates may be held in trust without interest, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Noteholder of the sum or Common Shares so set aside and, to that extent, the Note shall thereafter not be considered as outstanding hereunder and the Noteholder shall have no other right except to receive payment out of the monies so paid and deposited, or take delivery of the certificates so deposited, or both, upon surrender and delivery of such holder’s Note.  In the event that any money or certificates representing Common Shares required to be deposited hereunder with the Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Notes issued hereunder shall remain so deposited for a period of five years less one day from the Redemption Date, then such monies or certificates representing Common Shares, together with any distribution paid thereon, shall at the end of such period be paid over or delivered over by the Trustee or such depository or paying agent to the Corporation on its demand, and thereupon the Trustee shall not be responsible to Noteholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Note in respect of which such money was so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the money or certificates due from the Corporation, subject to any prescription period provided by the laws of British Columbia.

4.8                               Cancellation of Notes Redeemed

Subject to the provisions of Sections 4.2 and 4.9 as to Notes redeemed or purchased in part, all Notes redeemed and paid under this Article 4 shall forthwith be delivered to the Trustee and cancelled and no Notes shall be issued in substitution for those redeemed.

4.9                               Purchase of Notes by the Corporation

The Corporation may, at any time and from time to time, purchase Notes in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by contract, at any price. All Notes so purchased will be delivered to the Trustee and shall be cancelled and no Notes shall be issued in substitution therefor.

If, upon an invitation for tenders, more Notes are tendered at the same lowest price than the Corporation is prepared to accept, the Notes to be purchased by the Corporation shall be selected by the Trustee on a pro rata basis or in such other manner as consented to by the Exchange which the Trustee considers appropriate, from the Notes tendered by each tendering Noteholder who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Notes may be so selected, and regulations so made shall be valid and binding upon all Noteholders, notwithstanding the fact that as a result thereof one or more of such Notes become subject to purchase in part only. The holder of a Note of which a part only is purchased, upon surrender of such Note for payment, shall be entitled to receive, without expense to such holder, one or more new Notes for the unpurchased part so surrendered, and the Trustee shall certify and deliver such new Note or Notes upon receipt of the Note so surrendered or, with respect to a Global Note, the Trustee shall make notations on the Global Note of the principal amount thereof so purchased.

ARTICLE 5
CONVERSION OF NOTES

5.1                               Conversion

(a)                                 Upon and subject to the provisions and conditions of this Article 5 and Section 3.7, the holder of each Note shall have the right at such holder’s option, at any time and from time to time prior to the earlier of 4:00 p.m. (Vancouver time) on the date that is the Business Day before eight Business Days immediately preceding the Maturity Date and 4:00 p.m. (Vancouver time) on the date that is the Business Day before eight Business Day immediately preceding the Redemption Date specified by the Corporation for redemption of the Notes by notice to Holders in accordance with Article 4 (the earlier of which will be the “Time of Expiry”) for the purposes of this Article 5, to convert any part, being $1,000 or an integral multiple thereof, of the principal amount of a Note into Common Shares at the Conversion Price in effect on the Date of Conversion.

(b)                                 The Conversion Price in effect on the date hereof for each Common Share to be issued upon the conversion of Notes shall be equal to $2.00 such that 500 Common Shares shall be issued for each $1,000 principal amount of Notes so converted. Except as provided below, no adjustment in the number of Common Shares to be issued upon conversion will be made for dividends or distributions on Common Shares issuable upon conversion, the record date for the payment of which precedes the date upon which the holder becomes a holder of Common Shares in accordance with Article 5, or for interest accrued on Notes surrendered. No fractional Common Shares will be issued, and no cash payment in lieu thereof, and any fractions resulting from a conversion will be rounded down to the next whole number. The Conversion Price, and the Common Shares, securities or other property receivable on the conversion of the Notes, is subject to adjustment pursuant to the provisions of Section 5.4.

Holders converting their Notes will receive, in addition to the applicable number of Common Shares, accrued and unpaid interest by way of cash payment (less any taxes required to be deducted) in respect of the Notes surrendered for conversion from the last Interest Payment Date up to, but not including, the Date of Conversion in accordance with Section 5.3(d).

(c)                                  Holders converting Notes shall receive accrued and unpaid interest thereon from the period of the last Interest Payment Date prior to the Date of Conversion up to but not including the Date of Conversion.

(d)                                 Notwithstanding any other provisions of this Indenture, if a Note is surrendered for conversion on an Interest Payment Date or during the eight preceding Business Days, the person or persons entitled to receive Common Shares in respect of the Note so surrendered for conversion shall not become the holder or holders of record of such Common Shares until the Business Day following such Interest Payment Date.

(e)                                  A Note in respect of which a holder has accepted a notice in respect of a Change of Control Purchase Offer pursuant to the provisions of Section 6.10 or a notice in respect of an Offer on Sale of Assets pursuant to the provisions of Section 6.11 may be surrendered for conversion only if such notice is withdrawn in accordance with this Indenture.

5.2                               Revival of Right to Convert

If the redemption of any Note called for redemption by the Corporation is not made or the payment of the purchase price of any Note which has been tendered in acceptance of an offer by the Corporation to purchase Notes for cancellation is not made, in the case of a redemption upon due surrender of such Note or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then, provided the Time of Expiry has not passed, the right to convert such Notes shall revive and continue as if such Note had not been called for redemption or tendered in acceptance of the Corporation’s offer, respectively.

5.3                               Manner of Exercise of Right to Convert

(a)                                 The holder of a Note desiring to convert such Note in whole or in part into Common Shares shall surrender such Note to the Trustee at either of its principal offices in the City of Vancouver, British Columbia or the City of Toronto, Ontario together with the conversion notice attached hereto as Schedule “C” or any other written notice in a form satisfactory to the Trustee, in either case duly executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, exercising his right to convert such Note in accordance with the provisions of this Article; provided that with respect to a Global Note, the obligation to surrender a Note to the Trustee shall be satisfied if the Trustee makes notation on the Global Note of the principal amount thereof so converted and the Trustee is provided with all other documentation which it may request. Thereupon such Noteholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, his nominee(s) or assignee(s) shall be entitled to be entered in the books of the Corporation as at the Date of Conversion (or such later date as is specified in Section 5.3(b)) as the holder of the number of Common Shares into which such Note is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter within three Business Days, the Corporation shall deliver to such Noteholder or, subject as aforesaid, his nominee(s) or assignee(s), a certificate or certificates for such Common Shares.

(b)                                 For the purposes of this Article, a Note shall be deemed to be surrendered for conversion on the date (herein called the “Date of Conversion”) on which it is so surrendered, together with the conversion notice required under Section 5.3(a), when the register of the Trustee is open and in accordance with the provisions of this Article or, in the case of a Global Note which the Trustee received notice of and all necessary documentation in respect of the exercise of the conversion rights and, in the case of a Note so surrendered by post or other means of transmission, on the date on which it is received by the Trustee at one of its offices specified in Section 5.3(a); provided that if a Note is surrendered for conversion on a day on which the register of Common Shares or Notes is closed, the person or persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such registers are next reopened.

(c)                                  The holder of any Note of which only a part is converted shall, upon the exercise of his right of conversion surrender such Note to the Trustee in accordance with Section 5.3(a), and the Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Note or Notes in an aggregate principal amount equal to the unconverted part of the principal amount of the Note so surrendered or, with respect to a Global Note, the Trustee shall make notations on the Global Notes of the principal amount thereof so converted. It is understood and agreed by the parties hereto that, unless the Trustee is otherwise in a position to perform electronic conversions, in every instance where Notes held in an electronic position through the Depository are to be converted in whole or in part, such Notes being converted shall not be certificated, and it shall be sufficient for the Trustee to convert such Notes upon receiving either the attached conversion notice executed by the Depository or an NCI Letter of Instruction in a form agreed upon by the Trustee and the Depository, or such other form that they may require from time to time.

(d)                                 Holders converting Notes shall receive accrued and unpaid interest thereon from the period of the last Interest Payment Date prior to the Date of Conversion but not including the Date of Conversion in cash. The Common Shares issued upon such conversion shall rank only in respect of distributions or dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such Common Shares pursuant to Section 5.3(b), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares; provided that Common Shares issued upon a conversion shall not rank in respect of distributions or dividends declared for any period of time for which the holder thereof received interest hereunder as the holder of Notes for that part of the Notes which were converted into Common Shares.

5.4                               Adjustment of Conversion Price

Subject to the requirements of the Exchange, the Conversion Price in effect at any date shall be subject to adjustment from time to time as set forth below.

(a)                                 Subject to the approval of the Exchange, any time prior to the Maturity Date, the Corporation may decrease the Conversion Price by any amount as determined by the Board of Directors as would be in the best interests of the Corporation, which determination shall be conclusive, in which case a notice of the decrease in the Conversion Price must be mailed to the Noteholders at least two Business Days prior to the date the decreased Conversion Price takes effect, which notice shall state the decreased Conversion Price and the period during which such decreased Conversion Price will be in effect.

(b)                                 If and whenever at any time prior to the Time of Expiry the Corporation shall (i) subdivide or redivide the outstanding Common Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares, or (iii) issue Common Shares or securities convertible into Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a dividend or distribution (other than the issue of Common Shares to holders of Common Shares who have elected to receive dividends or distributions in the form of Common Shares in lieu of cash dividends or cash distributions paid in the ordinary course on the Common Shares) (any such event, a

“Capital Reorganization”), the Conversion Price shall be adjusted by multiplying the Conversion Price in effect on the effective date of such event referred to in (i) or (ii) or on the record date of such dividend or distribution referred to (iii), as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding before giving effect to such Capital Reorganization and the denominator of which shall be the number of Common Shares outstanding after giving effect to such Capital Reorganization. Such adjustment shall be made successively whenever any Capital Reorganization shall occur.

(c)                                  If and whenever at any time prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in Section 5.4(b) or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Corporation with or into any other Person or other entity or acquisition of the Corporation or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned Subsidiary of the Corporation) or other entity or a liquidation, dissolution or winding-up of the Corporation, any holder of a Note who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Corporation or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that such holder of a Note would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right. If determined appropriate by the Board of Directors, to give effect to or to evidence the provisions of this Section 5.4(c), the Corporation, its successor, or such purchasing Person or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the holder of Notes to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any cash, shares or other securities or property to which a holder of Notes is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Trustee pursuant to the provisions of this Section 5.4(c) shall be a supplemental indenture entered into pursuant to the provisions of Article 13. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing Person or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 5.4(c) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, share exchanges, acquisitions, combinations, sales or conveyances. For greater certainty, nothing in this Section 5.4(c) shall affect or reduce the requirement for any Person to make a Change of Control Purchase Offer in accordance with Section 6.10 or an Officer on Sale of Assets in accordance with Section 6.11, and notice of any transaction to which this Section 5.4(c) applies shall be given in accordance with Section 5.9.

(d)                                 In any case in which this Section 5.4 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Note converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this Section 5.4(d), have become the holder of record of such additional Common Shares pursuant to Section 5.3(b).

(e)                                  The adjustments provided for in this Section 5.4 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this Section 5.4(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(f)                                   For the purpose of calculating the number of Common Shares outstanding, Common Shares owned by or for the benefit of the Corporation shall not be counted.

(g)                                  In the event of any question arising with respect to the adjustments provided in this Section 5.4, such question shall be conclusively determined by the then current Auditors of the Corporation; such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Trustee, and the Noteholders.

(h)                                 In case the Corporation shall take any action affecting the Common Shares other than action described in this Section 5.4, which in the opinion of the Board of Directors, would materially affect the rights of Noteholders, the Conversion Price shall be adjusted in such manner and at such time, by action of the Board of Directors, subject to the prior written consent of the Exchange, as the Board of Directors, in their sole discretion acting reasonably may determine to be equitable in the circumstances. Failure of the directors to make such an adjustment shall be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.

(i)                                     Subject to the prior written consent of the Exchange, no adjustment in the Conversion Price shall be made in respect of any event described in Sections 5.4(b) other than the events described in Sections 5.4(b)(i) or 5.4(b)(ii) if the holders of the Notes are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Notes prior to the effective date or record date, as the case may be, of such event.

5.5                               No Requirement to Issue Fractional Common Shares

The Corporation shall not be required to issue fractional Common Shares, or pay cash in lieu thereof, upon the conversion of Notes pursuant to this Article. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Notes to be converted. Any fractions resulting from a conversion will be rounded down to the next whole number.

5.6                               Corporation to Reserve Common Shares

The Corporation covenants with the Trustee that it will at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue upon conversion of Notes as in this Article provided, and conditionally allot to Noteholders who may exercise their conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Notes. The Corporation covenants with the Trustee that all Common Shares which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable.

5.7                               Cancellation of Converted Notes

Subject to the provisions of Section 5.3 as to Notes converted in part, all Notes converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Trustee and no Note shall be issued in substitution for those converted.

5.8                               Certificate as to Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 5.4, deliver an Officers’ Certificate to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the Auditors of the Corporation) and shall be conclusive and binding on all parties in interest. When so approved, the Corporation shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Noteholders in the manner provided in Section 11.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price.

5.9                               Notice of Special Matters

The Corporation covenants with the Trustee that so long as any Note remains outstanding, it will give notice to the Trustee, and to the Noteholders in the manner provided in Section 11.2, of its intention to fix a record date for any event referred to in Sections 5.4(a), 5.4(b) or 5.4(c) (other than the subdivision, redivision, reduction, combination or consolidation of its Common Shares) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date, the agreement date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than seven days in each case prior to such applicable record date. The Corporation shall not during the period of such notice close the transfer books for Common Shares so as to prevent the conversion of the Notes. Nothing in this Section 5.9 shall in any manner derogate from or compromise the holder’s rights to receive notice pursuant to any applicable laws.

In addition, the Corporation covenants with the Trustee that so long as any Note remains outstanding, it will give notice to the Trustee, and to the Noteholders in the manner provided in Section 11.2, at least 30 days prior to the effective date of any transaction referred to in Section 5.4(c) stating the consideration into which the Notes will be convertible after the effective date of such transaction.

5.10                        Protection of Trustee

The Trustee:

(a)                                 shall not at any time be under any duty or responsibility to any Noteholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)                                 shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Note;

(c)                                  shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Note for the purpose of conversion, or to comply with any of the covenants contained in this Article; and

(d)                                 shall be entitled to act and rely on any adjustment calculation of the Corporation.

5.11                        U.S. Legend on Common Shares

Each certificate representing Common Shares issued upon conversion of Notes bearing the U.S. Legend shall have imprinted or otherwise reproduced thereon such legend or legends in substantially the form of Schedule “D” attached hereto; provided, that if the Common Shares are being sold in compliance with the requirements of Rule 904 of Regulation S, and provided further that the Corporation is a “foreign issuer” within the meaning of Regulation S at the time of sale, the U.S. Legend may be removed by providing a duly completed and signed declaration to the transfer agent for the Common Shares, substantially as set forth in Schedule “E” hereto (or as the Corporation may prescribe from time to time), together with any additional documentation as may be required by the Corporation or the transfer agent, which evidence may include a written opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation, to the effect that the U.S. Legend is no longer required pursuant to the requirements of the 1933 Act; and provided further that, if any such securities are being sold in accordance with Rule 144 under the 1933 Act, the U.S. Legend may be removed by delivery to the transfer agent for the Common Shares, of an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation, to the effect that the U.S. Legend is no longer required under applicable requirements of the 1933 Act or applicable state securities laws.

ARTICLE 6
COVENANTS OF THE CORPORATION

The Corporation hereby covenants and agrees with the Trustee and the U.S. Trustee for the benefit of the Trustee, the U.S. Trustee and the Noteholders, that so long as any Notes remain outstanding:

6.1                               To Pay Principal, Premium (if any) and Interest

The Corporation will duly and punctually pay or cause to be paid to every Noteholder the principal of, premium (if any) and interest accrued on the Notes of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Notes.

6.2                               To Pay Trustee’s and U.S. Trustee’s Remuneration

The Corporation will pay each of the Trustee and the U.S. Trustee reasonable remuneration for its services as the Trustee and the U.S. Trustee, respectively hereunder and will repay to each of the Trustee and the U.S. Trustee on demand all monies which shall have been paid by the Trustee and the U.S. Trustee, respectively, in connection with the execution and administration of this Indenture and such monies including the Trustee’s and the U.S. Trustee’s remuneration, shall be payable out of any funds coming into the possession of the Trustee or the U.S. Trustee in priority to payment of any principal of the Notes or interest or premium thereon. Such remuneration shall continue to be payable until this Indenture shall be discharged and whether or not this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction. Any amount owing hereunder and remaining unpaid 30 days from the invoice date will bear interest at the then current rate charges by the Trustee or the U.S. Trustee, respectively, against unpaid invoices and shall be payable upon demand. This section shall survive the termination of this Indenture and the removal or resignation of the Trustee and the U.S. Trustee.

6.3                               To Give Notice of Default

The Corporation shall notify in writing the Trustee and the U.S. Trustee immediately upon obtaining knowledge of any Event of Default hereunder.

6.4                               Preservation of Existence, etc.

Subject to the express provisions hereof, the Corporation will carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a business-like manner and in accordance with good business practices; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence in good standing and to qualify and remain duly qualified to do business and own or lease property and assets in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Corporation’s consolidated business or operations.

6.5                               Keeping of Books

The Corporation will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation in accordance with generally accepted accounting principles.

6.6                               Annual Certificate of Compliance

(a)                                 The Corporation shall deliver to the Trustee and the Co-Trustee, within 120 days after the end of each calendar year (and at any reasonable time upon demand by the Trustee), an Officers’ Certificate as to the knowledge of such officers of the Corporation who execute the Officers’ Certificate of the Corporation’s compliance with all conditions and covenants in this Indenture, certifying that after reasonable investigation and inquiry, the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which could, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be.

(b)                                 The Officers’ Certificate delivered under Section 6.6(a) to the U.S. Trustee shall comply with TIA Section 314(a)(4).

6.7                               Performance of Covenants by Trustee

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Trustee may notify the Noteholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but (subject to Sections 7.2 and 14.3) shall be under no obligation to do so or to notify the Noteholders. All sums so expended or advanced by the Trustee shall be repayable as provided in Section 6.2. No such performance, expenditure or advance by the Trustee shall be deemed to relieve the Corporation of any default hereunder.

6.8                               No Dividends on Common Shares if Event of Default

The Corporation shall not declare or pay any dividend to the holders of its issued and outstanding Common Shares after the occurrence of an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist.

6.9                               Maintain Listing; SEC Reporting Status

(a)                                 The Corporation will use reasonable commercial efforts to maintain the listing of the Common Shares and the Notes on the Exchange, and to maintain the Corporation’s status as a “reporting issuer” not in default of the requirements of the Applicable Securities Legislation; provided that the foregoing covenant shall not prevent or restrict the Corporation from carrying out a transaction to which Article 9 would apply if carried out in compliance with Article 9 even if as a result of such transaction the Corporation ceases to be a “reporting issuer” in all or any of the provinces or territories of Canada or the Common Shares or Notes cease to be listed on the Exchange.

(b)                                 The Corporation confirms that as at the date of execution of this Indenture it does not have a class of securities registered pursuant to Section 12 of the 1934 Act or have a reporting obligation pursuant to Section 15(d) of the 1934 Act. The Corporation covenants that in the event that (i) any class of its securities shall become registered pursuant to Section 12 of the 1934 Act or the Corporation shall incur a reporting obligation pursuant to Section 15(d) of the 1934 Act, or (ii) any such registration or reporting obligation shall be terminated by the Corporation in accordance with the 1934 Act, the Corporation shall promptly deliver to the Trustee and the U.S. Trustee an Officers’ Certificate (in a form provided by the Trustee) notifying the Trustee and the U.S. Trustee of such registration or termination and such other information as the Trustee may require at the time. The Corporation acknowledges that the Trustee is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

6.10                        Change of Control

Upon the occurrence of a Change of Control, the Corporation shall be obligated to offer (the “Change of Control Purchase Offer”) to purchase all or any part, being $1,000 or an integral multiple thereof, of the Notes then outstanding at a purchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on such Notes to the date of purchase (the “Change of Control Payment”) on the terms and conditions set forth below:

(a)                                 Within 30 days following the occurrence of a Change of Control, the Corporation shall deliver to the Trustee a notice (a “Change of Control Notice”) describing the transaction or transactions that constitute the Change of Control and stating:

(i)                                     that the Change of Control Purchase Offer is being made pursuant to this Section 6.10 and that all Notes tendered will be accepted for payment;

(ii)                                  the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such Change of Control Notice is mailed (the “Change of Control Payment Date”);

(iii)                               that any Note not tendered will continue to accrue interest;

(iv)                              that, unless the Corporation defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Purchase Offer will cease to accrue interest after the Change of Control Payment Date;

(v)                                 that holders of Notes electing to have any Notes purchased pursuant to a Change of Control Purchase Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book entry transfer, to the Trustee at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi)                              that holders of Notes will be entitled to withdraw their election if the Trustee receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the holder of Notes, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have the Notes purchased; and

(vii)                           that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Trustee will promptly thereafter on receipt of the Change of Control Notice deliver by prepaid courier or mail the Change of Control Notice to holders of Notes at their addresses appearing on the registers of the holders of Notes maintained by the Trustee.

(b)                                 On the date that is one Business Day before the Change of Control Payment Date, the Corporation will, to the extent lawful:

(i)                                     accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Purchase Offer;

(ii)                                 prior to 10:00 a.m. (Vancouver time), deposit with the Trustee or any paying agent to the order of the Trustee an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered (plus any tax required by law to be deducted in respect of accrued and unpaid interest); and

(iii)                            deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Corporation.

(c)                                  Provided that the Trustee has received funds from the Corporation as provided in Section 6.10(b)(ii) hereof, the Trustee will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each holder of Notes properly tendered the Change of Control Payment (less any tax required by law to be deducted in respect of accrued and unpaid interest) for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Corporation will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)                                 Notwithstanding anything to the contrary in this Section 6.10, the Corporation will not be required to make a Change of Control Purchase Offer upon a Change of Control if (1) a third party makes the Change of Control Purchase Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 6.10 and purchases all Initial Notes properly tendered and not withdrawn under the Change of Control Purchase Offer, or (2) notice of redemption has been given pursuant to Section 4.3 hereof, unless and until there is a default in payment of the applicable Redemption Price.

6.11                        Sale of Assets

If the Corporation sells, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets on a consolidated basis to any Person (other than a direct or indirect Subsidiary of the Corporation) (a “Sale Transaction”) and the Corporation does not reinvest all or substantially all of the Net Proceeds of such Sale Transaction in the Business within 180 days of the closing date of such Sale Transaction, then the Corporation shall offer (the “Offer on Sale of Assets”) to purchase all or any part, being $1,000 or an integral multiple thereof, of the Notes then outstanding at a purchase price in cash equal to 100% of the aggregate principle amount of the Notes repurchased plus all accrued but unpaid interest on the Notes to the date of purchase (the “Sale of Assets Payment”), on the terms and conditions set forth below:

(a)                                 Within 30 days following the end of such 180 day period, the Corporation shall deliver to the Trustee a notice (a “Sale Notice”) describing the Offer and stating:

(i)                                     that the Offer on Sale of Assets is being made pursuant to this Section 6.11 and that all Notes tendered will be accepted for payment;

(ii)                                  the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such Sale Notice is mailed (the “Sale Payment Date”);

(iii)                               that any Note not tendered will continue to accrue interest;

(iv)                              that, unless the Corporation defaults in the payment of the Sale of Assets Payment, all Notes accepted for payment pursuant to the Offer on Sale of Assets will cease to accrue interest after the Sale Payment Date;

(v)                                 that holders of Notes electing to have any Notes purchased pursuant to an Offer on Sale of Assets will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book entry transfer, to the Trustee at the address specified in the notice prior to the close of business on the third Business Day preceding the Sale Payment Date;

(vi)                              that holders of Notes will be entitled to withdraw their election if the Trustee receives, not later than the close of business on the second Business Day preceding the Sale Payment Date, a facsimile transmission or letter setting forth the name of the holder of Notes, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have the Notes purchased; and

(vii)                           that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Trustee will promptly thereafter on receipt of the Change of Control Notice deliver by prepaid courier or mail the Change of Control Notice to holders of Notes at their addresses appearing on the registers of the holders of Notes maintained by the Trustee.

(b)                                 On the date that is one Business Day before the Sale Payment Date, the Corporation will, to the extent lawful:

(i)                                     accept for payment all Notes or portions of Notes properly tendered pursuant to the Offer on Sale of Assets;

(ii)                                 prior to 10:00 a.m. (Vancouver time), deposit with the Trustee or any paying agent to the order of the Trustee an amount equal to the Sale of Assets Payment in respect of all Notes or portions of Notes properly tendered (plus any tax required by law to be deducted in respect of accrued and unpaid interest); and

(iii)                            deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Corporation.

(c)                                  Provided that the Trustee has received funds from the Corporation as provided in Section 6.11(b)(ii) hereof, the Trustee will promptly mail (but in any case not later than five days after the Sale Payment Date) to each holder of Notes properly tendered the Sale of Assets Payment (less any tax required by law to be deducted in respect of accrued and unpaid interest) for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Corporation will publicly announce the results of the Offer on Sale of Assets on or as soon as practicable after the Sale Payment Date.

(d)                                 Notwithstanding anything to the contrary in this Section 6.11, the Corporation will not be required to make an Offer on Sale of Assets if notice of redemption has been given pursuant to Section 4.3 hereof, unless and until there is a default in payment of the applicable Redemption Price.

6.12                        Reports to Noteholders

So long as any Notes are outstanding:

(a)                                 if the Corporation is subject to the reporting requirements under the Applicable Securities Laws and is required to file information with one or more securities commissions in Canada (the “Canadian Commissions”), the Corporation will furnish to the Trustee and the Co-Trustee (and the Noteholders and, upon request, beneficial owners of the Notes, in each case to the extent not otherwise available on the Canadian System for Electronic Document Analysis and Retrieval), as promptly as practicable after such information has been filed:

(i)                                     all quarterly and annual financial information that the Corporation is required to file with the Canadian Commissions under Applicable Securities Laws; and

(ii)                                all material change reports (other than confidential material change reports) that the Corporation is required to file with the Canadian Commissions under Applicable Securities Laws.

(b)                                 if the Corporation is not subject to the reporting requirements of Applicable Securities Laws or is otherwise not required to file information with the Canadian Commissions, the Corporation will furnish to the Trustee, the Co-Trustee and the Noteholders, and will post on a publicly available website maintained by the Corporation, a copy of all the financial information and reports required to be delivered in subclauses (i) and (ii) of Section 6.12(a), on or before the date such financial information and reports would have been required to be filed for the applicable period, quarter or year if it were so subject to such securities laws.

Notwithstanding Section 6.12(a) and Section 6.12(b), in the event that the Corporation is a “reporting issuer” (or its equivalent) in any province of Canada, (i) all reports required to be delivered in Section 6.12(a) will be deemed to have been provided to the Trustee, the Co-Trustee and the Noteholders once filed on the System for Electronic Document Analysis and Retrieval (SEDAR) or any successor system thereto, and (ii) the Corporation will not be required to maintain a website pursuant to Section 6.12(b) on which it makes reports available. The Corporation hereby confirms that (x) it is a reporting issuer under Applicable Securities Legislation as of the date hereof, (y) as of the date hereof, its quarterly financial information is due within 60 days of the end of its first, second and third financial quarters, and (z) as of the date hereof, its annual financial information is due within 120 days of the Corporation’s fiscal year end (which is January 31 as of the date hereof). Should the Corporation cease to become a reporting issuer under Applicable Securities Legislation or should the dates in the previous sentence change, the Corporation shall provide a written notice to that effect to the Trustee and the Co-Trustee. For the requirements of Sections 6.12(a) and 6.12(b), the Trustee and the Co-Trustee shall assume compliance by the Corporation until the Trustee and the Co-Trustee receive written notice that the Corporation is no longer a reporting issuer.

Notwithstanding anything herein to the contrary, the Corporation will be deemed not to have failed to comply with any of its agreements hereunder for purposes of Section 7.1(c) herein until 45 days after the date any report hereunder is required to be furnished to the Trustee and the Co-Trustee pursuant to this Section 6.12. Delivery of such reports, information and documents to the Trustee and the Co-Trustee is for informational purposes only and the Trustee’s and the Co-Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation’s compliance with any of its covenants hereunder (as to which the Trustee and the Co-Trustee are entitled to rely exclusively on Officers’ Certificates).

Upon receipt of any reports or financial information required to be delivered to the Trustee and the Co-Trustee, the Trustee and the Co-Trustee shall, while such statements are current, maintain custody of same and make same available for inspection by holders on their reasonable request. No obligation shall rest with the Trustee or the Co-Trustee to analyze such statements, or evaluate the performance of the Corporation as indicated therein, in any manner whatsoever. Neither the Trustee nor the Co-Trustee shall under any circumstances be deemed to provide legal, investment, tax or trading advice or counseling.

ARTICLE 7
DEFAULT

7.1                               Events of Default

Each of the following events constitutes, and is herein sometimes referred to as, an “Event of Default”:

(a)                                 failure to make an interest payment on or before the Cure Deadline in respect of two consecutive Interest Payment Dates;

(b)                                 failure to pay any principal on the Notes when the same becomes due and payable, whether at maturity or any other date fixed for prepayment pursuant to the terms of the Notes and this Indenture;

(c)                                  default in the performance of or compliance with any term, condition or covenant contained in the Notes or this Indenture and such default shall not have been remedied and the Corporation shall not have taken timely steps to diligently remedy such default within 30 days after such failure shall first have become known to any officer of the Corporation or written notice thereof shall have been received by the Corporation;

(d)                                 if any representation or warranty of the Corporation made in writing by or on behalf of the Corporation in the Notes or this Indenture shall prove to have been false or incorrect in any material respect on the date as of which made;

(e)                                  if the Corporation shall (i) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or otherwise take advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment, an arrangement or a compromise for the benefit of its creditors, (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or (iv) take corporate action for the purpose of any of the foregoing; or

(f)                                   if a court or governmental authority of competent jurisdiction shall enter a final order appointing, without the consent of the Corporation, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if a final order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Corporation, or if any petition for any such relief shall be filed against the Corporation and such petition shall not be dismissed within 90 days.

In each and every such event the Trustee may, in its discretion, but subject to the provisions of this Section, and shall, upon prior funding and indemnity and receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Notes then outstanding, subject to the provisions of Section 7.3, by notice in writing to the Corporation, declare the principal of, premium, if any, on and interest on all Notes then outstanding and all other monies outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustee, and the Corporation shall forthwith pay to the Trustee for the benefit of the Noteholders such principal (and premium, if any), accrued and unpaid interest and interest on amounts in default on such Notes (and, where such a declaration is based upon a voluntary winding-up or liquidation of the Corporation, the premium, if any, on the Notes then outstanding which would have been payable upon the redemption thereof by the Corporation on the date of such declaration) and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Notes on such principal (and premium, if any), interest and such other monies from the date of such declaration until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the monies mentioned in and according to the tenor of the Notes. Such payment when made shall be deemed to have been made in discharge of the Corporation’s obligations hereunder and any monies so received by the Trustee shall be applied in the manner provided in Section 7.6.

7.2                               Notice of Events of Default

If an Event of Default shall occur and be continuing the Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Noteholders in the manner provided in Section 11.2 and to the U.S. Trustee in the manner provided in Section 11.3. Notwithstanding the foregoing, except in the case of an Event of Default in the payment of the principal or interest on any Note or unless the Trustee shall have been requested to do so by the holders of at least 25% of the principal amount of the Notes then outstanding, the Trustee shall not be required to give such notice if the Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Noteholders and shall have so advised the Corporation in writing.

When notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Trustee to the Noteholders within 15 days after the Trustee becomes aware the Event of Default has been cured.

The Trustee and the Co-Trustee shall be entitled to assume no Event of Default has occurred until a responsible officer of the Trustee or the Co-Trustee, respectively, has been notified in writing, and such notice shall state that it is a “notice of Event of Default”.

7.3                               Waiver of Default

Upon the happening of any Event of Default hereunder:

(a)                                 the holders of the Notes shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of more than 50% of the principal amount of Notes then outstanding, to instruct the Trustee to waive any Event of Default and to cancel any declaration made by the Trustee pursuant to Section 7.1 and the Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; and

(b)                                 the Trustee, so long as it has not become bound to declare the principal and interest on the Notes then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable.

No such act or omission of any of the Trustee or the Noteholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

7.4                               Enforcement by the Trustee

Subject to the provisions of Section 7.3 and to the provisions of any Extraordinary Resolution that may be passed by the Noteholders, if the Corporation shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 7.1, the principal of and premium (if any) and interest on all Notes then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Notes then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its own name on behalf of the holders of Notes and as the attorney-in-fact of the holders of Notes to obtain or enforce payment of such principal of and premium (if any) and interest on all the Notes then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.

The Trustee shall be entitled and empowered, either in each of its own name as trustee for and on behalf of the holders of Notes and as the attorney-in-fact of the holders of the Notes, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee, the Co-Trustee and of the holders of the Notes allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Notes by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Notes with authority to make and file in the respective names of the holders of the Notes or on behalf of the holders of the Notes as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Notes themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Notes, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee, the Co-Trustee and of the holders of the Notes against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee or the Co-Trustee, unless so authorized by Extraordinary Resolution or pursuant to Section 7.3 (in the case of the Trustee only), any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Noteholder or to vote in respect of the claim of any Noteholder.

The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Noteholders.

All rights of action hereunder may be enforced by the Trustee without the possession of any of the Notes or the production thereof on the trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee on behalf of the holders of Notes and as the attorney-in-fact of the holders of Notes, and any recovery of judgment shall be for the rateable benefit of the holders of the Notes subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party), the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceeding.

7.5                               No Suits by Noteholders

Subject to Section 7.13 hereof, no holder of any Note shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest or premium, if any, on the Notes or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder; and (b) the Noteholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25% in principal amount of the Notes then outstanding shall have made a request to the Trustee, and the Trustee shall have been afforded reasonable opportunity either to proceed to exercise the powers hereinbefore granted to the Trustee or to institute an action, suit or proceeding in each of their names for such purpose; and (c) the Noteholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Trustee shall have failed to act within a reasonable time after such notification, request, receipt of sufficient funds, security and offer of indemnity and such notification, request, receipt of sufficient funds, security and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Notes.

7.6                               Application of Monies by Trustee

(a)                                 Except as herein otherwise expressly provided, any monies received by the Trustee from the Corporation pursuant to the foregoing provisions of this Article 7, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other monies in the hands of the Trustee available for such purpose, as follows:

(i)                                     first, in payment or in reimbursement to the Trustee and the Co-Trustee of their compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustee and the Co-Trustee in or about the execution and administration of this Indenture, including, without limitation, all amounts due under Sections 6.2 and 12.16, with interest thereon as herein provided;

(ii)                                 second, but subject as hereinafter in this Section 7.6 provided, in payment, rateably and proportionately to the holders of Notes, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Notes which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution; and

(iii)                             third, in payment of the surplus, if any, of such monies to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to clause (ii) above in respect of the principal, premium or interest on any Note held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary (other than any Note pledged (or hypothecated with delivery) for value and in good faith to a person other than the Corporation or any Subsidiary but only to the extent of such person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Notes which are not so held.

(b)                                 The Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereon such amount as the Trustee may think necessary to provide for the payments mentioned in Section 7.6(a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Notes, but it may retain the money so received by it and invest or deposit the same as provided in Section 12.9 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.

7.7                               Notice of Payment by Trustee

Not less than 15 days’ notice shall be given in the manner provided in Section 11.2 by the Trustee to the Noteholders of any payment to be made under this Article 7. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Noteholders will be entitled to interest only on the balance (if any) of the principal monies, premium (if any) and interest due (if any) to them, respectively, on the Notes, after deduction of the respective amounts payable in respect thereof on the day so fixed.

7.8                               Trustee May Demand Production of Notes

The Trustee shall have the right to demand production of the Notes in respect of which any payment of principal, interest or premium required by this Article 7 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Corporation and such surety bond being posted, as the Trustee shall deem sufficient.

7.9                               Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustee, or upon or to the holders of Notes is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

7.10                        Judgment Against the Corporation

The Corporation covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the Noteholders, judgment may be rendered against it in favour of the Noteholders or in favour of the Trustee on behalf of all the holders of Notes and as the attorney-in-fact of the Noteholders for any amount which may remain due in respect of the Notes and premium (if any) and the interest thereon and any other monies owing hereunder.

7.11                        Immunity of Directors, Officers and Others

The Noteholders, the Trustee and the Co-Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer, director or employee of the Corporation or holder of Common Shares of the Corporation or of any successor for the payment of the principal of or premium or interest on any of the Notes or on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Notes.

7.12                        Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Co-Trustee for any action taken or omitted by it as a Trustee or as a Co-Trustee, as applicable, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.12 does not apply to a suit by the Trustee or the Co-Trustee, a suit by a Noteholder pursuant to Section 7.13 hereof, or a suit by Noteholders of more than 10% in principal amount of the then outstanding Notes.

7.13                        Rights of Noteholders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of principal and interest on the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.

ARTICLE 8
SATISFACTION AND DISCHARGE

8.1                               Cancellation and Destruction

All Notes shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. All Notes cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Corporation, the Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Notes so destroyed.

8.2                               Non-Presentation of Notes

In case the holder of any Note shall fail to present the same for payment on the date on which the principal of, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

(a)                                 the Corporation shall be entitled to pay or deliver to the Trustee and direct it to set aside; or

(b)                                 in respect of monies or Common Shares in the hands of the Trustee which may or should be applied to the payment of the Notes, the Corporation shall be entitled to direct the Trustee to set aside; or

(c)                                  if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside;

the monies or Common Shares, as the case may be, in trust to be paid to the holder of such Note upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal of, premium (if any) or the interest payable on or represented by each Note in respect whereof such monies or Common Shares, if applicable, have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies or Common Shares, if applicable, so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 8.3.

8.3                               Repayment of Unclaimed Monies or Common Shares

Subject to applicable law, any monies or Common Shares, if applicable, set aside under Section 8.2 and not claimed by and paid to holders of Notes as provided in Section 8.2 within five years less one day after the date of such setting aside shall be repaid and delivered to the Corporation by the Trustee and thereupon the Trustee shall be released from all further liability with respect to such monies or Common Shares, if applicable, and thereafter the holders of the Notes in respect of which such monies or Common Shares, if applicable, were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment and delivery of the monies or Common Shares, if applicable, from the Corporation subject to any limitation provided by the laws of the Province of British Columbia.

8.4                               Discharge

The Trustee shall at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee and the U.S. Trustee and Sections 6.2 and 12.16), upon proof being given to the reasonable satisfaction of the Trustee that the principal of, premium (if any) and interest (including interest on amounts in default, if any), on all the Notes and all other monies payable hereunder have been paid or satisfied or that all the Notes having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Notes and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof (including all amounts due under Sections 6.2 and 12.16).

8.5                               Satisfaction

(a)                                 The Corporation shall be deemed to have fully paid, satisfied and discharged all of the outstanding Notes and the Trustee, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Notes, when, with respect to all of the outstanding Notes:

(i)                                    the Corporation has deposited or caused to be deposited with the Trustee as trust funds or property in trust for the purpose of making payment on such Notes, an amount in money or Common Shares, if applicable, sufficient to pay, satisfy and discharge the entire amount of principal of, premium, if any, and interest, if any, to maturity, or any repayment date or Redemption Dates, or any Change of Control Payment Date, or any Sale Payment Date, or upon conversion or otherwise as the case may be, of such Notes;

(ii)                                 the Corporation has deposited or caused to be deposited with the Trustee as trust property in trust for the purpose of making payment on such Notes an amount in Canadian dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or Common Shares, if applicable, as will be sufficient to pay and discharge the entire amount of principal of, premium, if any on, and accrued and unpaid interest to maturity or any repayment date, as the case may be, of all such Notes; or

(iii)                            all Notes authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.10 and (B) Notes for whose payment has been deposited in trust and thereafter repaid to the Corporation as provided in Section 8.3) have been delivered to the Trustee for cancellation;

so long as in any such event:

(iv)                              the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Trustee for the payment of all other sums payable or which may be payable with respect to all of such Notes (together with all applicable expenses of the Trustee in connection with the payment of such Notes) and all amounts due to the Trustee and the U.S. Trustee under Sections 6.2 and 12.16; and

(v)                                 the Corporation has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Notes have been complied with.

Any deposits with the Trustee referred to in this Section 8.5 shall be irrevocable, subject to Section 8.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Trustee and the Corporation and which provides for the due and punctual payment of the principal of, premium, if any, and interest on the Notes being satisfied.

(b)                                 Upon the satisfaction of the conditions set forth in this Section 8.5 with respect to all the outstanding Notes, the terms and conditions of the Notes, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2, Article 4 and Article 8, the provisions of Article 1 pertaining to Article 2 and Article 4 and Sections 6.2 and 12.16) shall no longer be binding upon or applicable to the Corporation.

(c)                                  Any funds or obligations deposited with the Trustee pursuant to this Section 8.5 shall be denominated in the currency or denomination of the Notes in respect of which such deposit is made.

(d)                                 If the Trustee is unable to apply any money or securities in accordance with this Section 8.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations under this Indenture and the affected Notes shall be revived and reinstated as though no money or securities had been deposited pursuant to this Section 8.5 until such time as the Trustee is permitted to apply all such money or securities in accordance with this Section 8.5, provided that if the Corporation has made any payment in respect of principal of, premium, if any, or interest on Notes or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or securities held by the Trustee.

8.6                               Continuance of Rights, Duties and Obligations

(a)                                 Where trust funds or trust property have been deposited pursuant to Section 8.5, the holders of Notes and the Corporation shall continue to have and be subject to their respective rights, duties and obligations under Article 2, Article 4 and Article 5 and the provisions of Article 1 pertaining to the foregoing provisions as applicable.

(b)                                 In the event that, after the deposit of trust funds or trust property pursuant to Section 8.5 in respect of the Notes (the “Defeased Notes”), any holder of any of the Defeased Notes from time to time converts its Notes to Common Shares or other securities of the Corporation in accordance with Article 4, Article 5 or any other provision of this Indenture, the Trustee shall upon receipt of a Written Direction of the Corporation return to the Corporation from time to time the proportionate amount of the trust funds or other trust property deposited with the Trustee pursuant to Section 8.5 in respect of the Defeased Notes which is applicable to the Defeased Notes so converted (which amount shall be based on the applicable principal amount of the Defeased Notes being converted in relation to the aggregate outstanding principal amount of all the Defeased Notes).

(c)                                  In the event that, after the deposit of trust funds or trust property pursuant to Section 8.5, the Corporation is required to make a Change of Control Purchase Offer pursuant to Section 6.10 or an Offer on Sale of Assets pursuant to Section 6.11, in each case, to purchase any outstanding Notes, the Corporation shall be entitled to use any trust money or trust property deposited with the Trustee pursuant to Section 8.5 for the purpose of paying to any holders of Defeased Notes who have accepted any such offer of the Corporation the Change of Control Payment or the Sale of Assets Payment, as applicable, payable to such holders in respect of such Change of Control Purchase Offer or Offer on Sale of Assets, as applicable, in respect of Notes. Upon receipt of a Written Direction from the Corporation, the Trustee shall be entitled to pay to such holder from such trust money or trust property deposited with the Trustee pursuant to Section 8.5 in respect of the Defeased Notes which is applicable to the Defeased Notes held by such holders who have accepted any such offer to the Corporation (which amount shall be based on the applicable principal amount of the Defeased Notes held by accepting offerees in relation to the aggregate outstanding principal amount of all the Defeased Notes).

ARTICLE 9
SUCCESSORS

9.1                               Corporation may Consolidate, Etc., Only on Certain Terms

(a)                                 The Corporation may not, without the consent of the holders, consolidate with or amalgamate or merge with or into any Person (other than a directly or indirectly wholly-owned Subsidiary of the Corporation) or, subject to Section 6.11, sell, convey, transfer or lease all or substantially all of the properties and assets of the Corporation to another Person (other than a directly or indirectly wholly-owned Subsidiary of the Corporation) unless:

(i)                                     the Person formed by such consolidation or into which the Corporation is amalgamated or merged, or the Person which acquires by sale, conveyance, transfer or lease all or substantially all of the properties and assets of the Corporation is a corporation, organized and existing under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof and such corporation (if other than the Corporation or the continuing corporation resulting from the amalgamation of the Corporation with another corporation under the laws of Canada or any province or territory thereof) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, as required on the advice of Counsel, the obligations of the Corporation under the Notes and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Notes required on the part of the Corporation to be performed or observed and the conversion rights shall be provided for in accordance with Article 5, by supplemental indenture satisfactory in form to the Trustee, as required on advice of Counsel, executed and delivered to the Trustee, by the Person (if other than the Corporation or the continuing corporation resulting from the amalgamation of the Corporation with another corporation under the laws of Canada or any province or territory thereof) formed by such consolidation or into which the Corporation shall have been merged or by the Person which shall have acquired the Corporation’s assets;

(ii)                                  the Person formed by such consolidation or into which the Corporation is amalgamated or merged, or the Person which acquires by sale, conveyance, transfer or lease all or substantially all of the properties and assets of the Corporation shall have reserved for issuance a sufficient number of securities to satisfy such Person’s obligations to issue such securities under this Indenture; and

(iii)                               after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing as confirmed by an Officers’ Certificate; and

(iv)                              if the Corporation will not be the resulting, continuing or surviving corporation, the Corporation shall have, at or prior to the effective date of such consolidation, amalgamation, merger or sale, conveyance, transfer or lease, delivered to the Trustee an Officers’ Certificate and an opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)                                 For purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of related transactions) of the properties or assets of one or more Subsidiaries of the Corporation (other than to the Corporation or another wholly-owned Subsidiary of the Corporation), which, if such properties or assets were directly owned by the Corporation, would constitute all or substantially all of the properties and assets of the Corporation and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation.

9.2                               Successor Substituted

Upon any consolidation of the Corporation with, or amalgamation or merger of the Corporation into, any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation and its Subsidiaries, taken as a whole, in accordance with Section 9.1, the successor Person formed by such consolidation or into which the Corporation is amalgamated or merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor Person had been named as the Corporation herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 10
MEETINGS OF NOTEHOLDERS

10.1                        Right to Convene Meeting

The Trustee or the Corporation may at any time and from time to time, and the Trustee shall, on receipt of a Written Direction of the Corporation or a written request signed by the holders of not less than 25% of the principal amount of the Notes then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Corporation or by the Noteholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Noteholders. In the event of the Trustee failing, within 30 days after receipt of any such request and such funding of indemnity, to give notice convening a meeting, the Corporation or such Noteholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Vancouver, British Columbia or at such other place as may be approved or determined by the Corporation and the Trustee.

10.2                        Notice of Meetings

At least 21 days’ notice of any meeting shall be given to the Noteholders in the manner provided in Section 11.2 and a copy of such notice shall be sent by post to the Trustee, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Notes shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

10.3                        Chairman

Some person, who need not be a Noteholder, nominated in writing by the Corporation (in case it convenes the meeting) or by the Trustee shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Noteholders present in person or by proxy shall choose some person present to be chairman.

10.4                        Quorum

Subject to the provisions of Section 10.12, at any meeting of the Noteholders a quorum shall consist of Noteholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Notes. If a quorum of the Noteholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Noteholders or pursuant to a request of the Noteholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Noteholders present in person or by proxy shall, subject to the provisions of Section 10.12, constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Notes. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

10.5                        Power to Adjourn

The chairman of any meeting at which a quorum of the Noteholders is present may, with the consent of the holders of a majority in principal amount of the Notes represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

10.6                        Show of Hands

Every question submitted to a meeting shall, subject to Section 10.7, be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Notes, if any, held by him.

10.7                        Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Noteholders or proxies for Noteholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Notes represented at the meeting and voted on the poll.

10.8                        Voting

On a show of hands every person who is present and entitled to vote, whether as a Noteholder or as proxy for one or more Noteholders or both, shall have one vote. On a poll each Noteholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Notes of which he shall then be the holder. A proxy need not be a Noteholder. In the case of joint holders of a Note, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Notes of which they are joint holders.

In the case of a Global Note, the Depositary may appoint or cause to be appointed a Person or Persons as proxies and shall designate the number of votes entitled to each such Person, and each such Person shall be entitled to be present at any meeting of Noteholders and shall be the Persons entitled to vote at such meeting in accordance with the number of votes set out in the Depositary’s designation.

10.9                        Proxies

A Noteholder may be present and vote at any meeting of Noteholders by an authorized representative. The Corporation (in case it convenes the meeting) or the Trustee (in any other case) for the purpose of enabling the Noteholders to be present and vote at any meeting without producing their Notes, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)                                 the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Noteholder;

(b)                                 the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Noteholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)                                  the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, cabled, telegraphed or sent by other electronic means before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be Noteholders and persons whom Noteholders have by instrument in writing duly appointed as their proxies.

10.10                 Persons Entitled to Attend Meetings

The Corporation, the Trustee and Co-Trustee, by their respective officers and directors, the Auditors of the Corporation and the legal advisors of the Corporation, the Trustee, Co-Trustee or any Noteholder may attend any meeting of the Noteholders, but shall have no vote as such.

10.11                 Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Noteholders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject in the case of the matters in paragraphs (a), (b), (c), (d) and (l) to receipt of the prior approval of the Exchange:

(a)                                 power to authorize the Trustee to grant extension of time for payment of any principal, premium or interest on the Notes, whether due or overdue;

(b)                                 power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Noteholders or the Trustee and the Co-Trustee against the Corporation, or against its property, whether such rights arise under the Indenture or the Notes or otherwise, provided that such sanctioned actions are not prejudicial to the Trustee and, in the case of the U.S. Trustee, the U.S. Trustee shall have the right to refuse any actions that affect the U.S. Trustee’s rights, immunities, duties or obligations;

(c)                                  power to assent to any modification of or change in or addition to or omission from the provisions contained in the Indenture or the Notes which shall be agreed to by the Corporation and to authorize the Trustee and the Co-Trustee to concur in and execute any indenture supplemental to the Indenture embodying any modification, change, addition or omission, provided that such modification, change, addition or omission is not prejudicial to the Trustee and the Co-Trustee, and, in the case of the U.S. Trustee, the U.S. Trustee shall have the right to refuse any actions that affect the U.S. Trustee’s rights, immunities, duties or obligations;

(d)                                 power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Corporation or for the consolidation, amalgamation, arrangement, combination or merger of the Corporation with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 9.1 or Section 6.11 shall have been complied with;

(e)                                  power to direct or authorize the Trustee and the Co-Trustee to exercise any power, right, remedy or authority given to them by the Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority, provided that such direction shall not be in conflict with any rule of law or with this Indenture, expose the U.S. Trustee to personal liability or be unduly prejudicial to the holders not joining therein;

(f)                                   power to waive, and direct the Trustee to waive, any default under the Indenture and/or cancel any declaration made by the Trustee pursuant to Section 7.1 hereof either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g)                                  power to restrain any Noteholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Notes, or for the execution of any trust or power hereunder;

(h)                                 power to direct any Noteholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 7.5, of the costs, charges and expenses reasonably and properly incurred by such Noteholder in connection therewith;

(i)                                     power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

(j)                                    power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee and the Co-Trustee to exercise, on behalf of the Noteholders, such of the powers of the Noteholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Noteholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Noteholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k)                                 power to remove each of the Trustee and the Co-Trustee from office and to appoint a new Trustee or a new Co-Trustee, as applicable, provided that no such removal shall be effective unless and until a new Trustee or a new Co-Trustee, as applicable, shall have become bound by the Indenture;

(l)                                    power to sanction the exchange of the Notes for or the conversion thereof into common shares, bonds, notes or other securities or obligations of the Corporation or of any other person formed or to be formed;

(m)                             power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of Section 10.11(l); and

(n)                                 power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Noteholders or by any committee appointed pursuant to Section 10.11(j).

10.12                 Meaning of “Extraordinary Resolution”

(a)                                 The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of

Noteholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the principal amount of the Notes then outstanding are present in person or by proxy and passed by the favourable votes of the holders of not less than 66 2/3% of the principal amount of the Notes present or represented by proxy at the meeting and voted upon on a poll on such resolution.

(b)                                 If, at any such meeting, the holders of not less than 25% of the principal amount of the Notes then outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Noteholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 11.2. Such notice shall state that at the adjourned meeting the Noteholders present in person or by proxy shall form a quorum. At the adjourned meeting the Noteholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 66 2/3% of the principal amount of the Notes present or represented by proxy at the meeting voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Notes then outstanding are not present in person or by proxy at such adjourned meeting.

(c)                                  Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

10.13                 Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Noteholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Noteholders to exercise the same or any other such power or powers thereafter from time to time.

10.14                 Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Noteholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

10.15                 Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Noteholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 66 2/3% of the principal amount of all the outstanding Notes by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

10.16                 Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Noteholders shall be binding upon all the Noteholders, whether present at or absent from such meeting, and every instrument in writing signed by Noteholders in accordance with Section 10.15 shall be binding upon all the Noteholders, whether signatories thereto or not, and each and every Noteholder and the Trustee

(subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

10.17                 Evidence of Rights Of Noteholders

(a)                                 Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Noteholders may be in any number of concurrent instruments of similar tenor signed or executed by such Noteholders.

(b)                                 The Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

ARTICLE 11
NOTICES

11.1                        Notice to Corporation

Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered to the Corporation at: 1012-1030 West Georgia Street, Vancouver, British Columbia V6E 2Y3, Attention: Chief Executive Officer, Facsimile No: (604) 629-0418, and a copy delivered to Sangra Moller LLP, Suite 1000, 925 West Georgia Street, Vancouver, British Columbia, V6C 3L2, Attention: H. S. Sangra, Facsimile No.: (604) 669-8803, or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof. The Corporation may from time to time notify the Trustee and the U.S. Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

11.2                        Notice to Noteholders

All notices to be given hereunder with respect to the Notes shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Noteholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Noteholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication at least once in the cities of Vancouver, British Columbia and Toronto, Ontario (or in such of those cities as, in the opinion of the Trustee as advised by Counsel, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the designated city.

Any notice given to Noteholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

All notices with respect to any Note may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any persons interested in such Note.

11.3                        Notice to Trustee and U.S. Trustee

Any notice to the Trustee and the U.S. Trustee under the provisions of this Indenture shall be valid and effective if delivered to:

(a)                                 the Trustee at its principal office in the City of Vancouver, at 3rd Floor 510 Burrard, Vancouver, BC V6C 3B9, Attention: General Manager, Facsimile No: (604) 661-9403, or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof; and

(b)                                 the U.S. Trustee at 1290 Avenue of the Americas, 9th Floor, NY, NY 10104, Attn:  Tina Vitale, Corporate Trust, with a copy to 350 Indiana Street, Suite 800, Golden, CO 80401, Attention:  John Wahl, Facsimile No. 303-262-0602, or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given upon receipt by the U.S. Trustee.

11.4                        Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 11.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 11.3.

ARTICLE 12
CONCERNING THE TRUSTEE AND CO-TRUSTEE

12.1                        No Conflict of Interest

The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest between the role of the Trustee as a trustee hereunder and its role in any other capacity but if, notwithstanding the provisions of this Section 12.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Notes issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Trustee shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 12.2.

12.2                        Replacement of Trustee and U.S. Trustee

(a)                                 The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation and the U.S. Trustee 60 days’ notice in writing or such shorter notice as the Corporation may accept as sufficient. If at any time a material conflict of interest exists in the Trustee’s role as a fiduciary hereunder the Trustee shall, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 12.2. The validity and enforceability of this Indenture and of the Notes issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Noteholders. Failing such appointment by the Corporation, the retiring Trustee or any Noteholder may apply to a Judge of the British Columbia Supreme Court, on such notice as such Judge may direct at the Corporation’s expense, for the appointment of a new Trustee but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Noteholders and the appointment of such new Trustee shall be effective only upon such new Trustee becoming bound by this Indenture. Any new Trustee appointed under any provision of this Section 12.2 shall be a corporation authorized to carry on the business of a trust company in all of the Provinces of Canada. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

Any company into which the Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Trustee shall be a party, shall be the successor trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Trustee or of the Corporation, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Trustee, be made, executed, acknowledged and delivered by the Corporation.

(b)                                 The U.S. Trustee may resign at any time by providing notice to the Corporation and the Trustee. The Corporation may remove the U.S. Trustee if:

(i)                                     the U.S. Trustee fails to comply with Section 12.23;

(ii)                                  the U.S. Trustee is adjudged a bankrupt or an insolvent;

(iii)                               a receiver or other public officer takes charge of the U.S. Trustee or its property; or

(iv)                              the U.S. Trustee becomes incapable of acting.

If the U.S. Trustee resigns or is removed or if a vacancy exists in the office of U.S. Trustee for any reason, the Corporation shall notify each holder of such event and shall promptly appoint a successor U.S. Trustee.  Within one year after the successor U.S. Trustee takes office, the holders of a majority in aggregate principal amount of the Notes may appoint a successor U.S. Trustee to replace the successor U.S. Trustee appointed by the Corporation.

A successor U.S. Trustee shall deliver a written acceptance of its appointment to the retiring U.S. Trustee and to the Corporation.  Immediately after that, the retiring U.S. Trustee shall transfer, after payment of all sums then owing to the U.S. Trustee pursuant to Sections 6.2 and 12.16, all property held by it as U.S. Trustee to the successor U.S. Trustee, subject to the lien provided in Sections 6.2 and 12.16, the resignation or removal of the retiring U.S. Trustee shall become effective, and the successor U.S. Trustee, without any further act, deed or conveyance, shall have all the rights, powers, trusts and duties of the U.S. Trustee under this Indenture.  A successor U.S. Trustee shall mail notice of its succession to each holder.  A resignation of the U.S. Trustee shall not be effective until a successor U.S. trustee delivers a written acceptance of its appointment in accordance with this Section 12.2(b).

If a successor U.S. Trustee does not take office within 30 days after the retiring U.S. Trustee resigns or is removed, the retiring U.S. Trustee or the holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor U.S. Trustee at the expense of the Corporation.

Notwithstanding replacement of the U.S. Trustee pursuant to this Section 12.2(b), the Corporation’s obligations under Sections 6.2 and 12.16 shall continue for the benefit of the retiring U.S. Trustee.

If the U.S. Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor U.S. Trustee; provided that, such Person shall be otherwise qualified and eligible under this Article 12.

12.3                        Duties of Trustee and Co-Trustee

(a)                                 In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Noteholders and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(b)                                 Except during the continuance of an Event of Default, the Trustee and the Co-Trustee need perform such duties and only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Co-Trustee.

(c)                                  If an Event of Default known to the U.S. Trustee has occurred and is continuing, the U.S. Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs, subject however to Section 12.28 hereof.

(d)                                 In the absence of bad faith on its part, the U.S. Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the U.S. Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the U.S. Trustee, the U.S. Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(e)                                  Each of the Trustee and the Co-Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

(i)                                    This paragraph does not limit the effect of paragraphs (b) and (d) of this Section 12.3;

(ii)                                 Neither the Trustee nor the Co-Trustee shall be liable for any error of judgment made in good faith, unless it is proved that the Trustee or the Co-Trustee, as applicable, was negligent in ascertaining the pertinent facts;

(iii)                             Neither the Trustee nor the Co-Trustee shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of Section 10.11 hereof; and

(iv)                              No provision of this Indenture shall require the U.S. Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f)                                   Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the U.S. Trustee shall be subject to the provisions of this Section.

(g)                                  Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest or premium, of any, on the Notes, and the Corporation and the Paying Agent shall notify the Trustee and the Co-Trustee in writing of any default by the Corporation in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Corporation at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Sections 7.1(a) or 7.1(b), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee. The Trustee shall have no liability for funds that have been disbursed by a Paying Agent other than the Trustee.

12.4        Certain Rights

(a)                                 In the exercise of its rights, duties and obligations hereunder the Trustee may, if acting in good faith, act and rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 12.5, if applicable, and with any other applicable requirements of this Indenture. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Trustee may act and rely on an opinion of Counsel satisfactory to the Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Corporation. The Trustee shall be entitled to rely, and act upon, on any direction, order, Instruction, notice or other communication provided to it hereunder which is sent to it by facsimile transmission or electronic delivery.

(b)                                 The U.S. Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(c)                                  Any request or direction of the Corporation mentioned herein shall be sufficiently evidenced by a Corporation request or Corporation order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(d)                                 Whenever in the administration of this Indenture the U.S. Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the U.S. Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate.

(e)                                  The U.S. Trustee may consult with Counsel and the advice of such Counsel or any opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f)                                   The U.S. Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Note holders pursuant to this Indenture, unless such Noteholders shall have offered to the U.S. Trustee security or indemnity satisfactory to the U.S. Trustee against the fees, costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)                                  The U.S. Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the U.S. Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the U.S. Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Corporation, personally or by agent or attorney.

(h)                                 The U.S. Trustee may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the U.S. Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(i)                                     The recitals contained herein and in the Notes shall be taken as the statements of the Corporation, and the U.S. Trustee assumes no responsibility for their correctness.  The U.S. Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The U.S. Trustee shall not be accountable for the use or application by the Corporation of the Notes or the proceeds thereof.

12.5        Evidence and Authority to Trustee and Co-Trustee, Opinions, Etc.

The Corporation shall furnish to the Trustee and the Co-Trustee evidence of compliance with the conditions precedent provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) which relate to the authentication and delivery of the Notes, to the satisfaction and discharge of this Indenture, or to any other action to be taken by the Trustee or the Co-Trustee at the request or upon the application of the Corporation.

Such evidence shall consist of:

(a)                                 an Officers’ Certificate, stating that all such conditions precedent, if any, provided in this Indenture relating to the proposed action have been complied with;

(b)                                 an opinion of Counsel stating that all such conditions precedent, if any, provided in this Indenture relating to the proposed action have been complied with; and

(c)                                  with respect to evidence to be delivered to the Trustee, in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Corporation whom the Trustee for such purposes hereby approve, that such condition precedent has been complied with in accordance with the terms of this Indenture.

With respect to evidence to be delivered to the Trustee, whenever such evidence relates to a matter other than the certificates and delivery of Notes and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a trustee, officer or employer of the Corporation it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this  Indenture (other than certificates provided pursuant to Section 6.6 hereof) shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the belief of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (which, in the case of an opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and (4) a statement as to whether or not, in the opinion of such person, the condition or covenant has been complied with.

12.6        Officers’ Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith, may rely upon an Officers’ Certificate.

12.7        Experts, Advisers and Agents

(a)                                 The Trustee may employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Corporation, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)                                 The Trustee may employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for them (and shall be entitled to receive reasonable remuneration for all services performed by them) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by them in the discharge of their duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Corporation. The Trustee shall not be responsible for the actions of such agents provided that it has selected such agents with due care and in a commercially reasonable manner.

12.8        Trustee and Co-Trustee May Deal in Notes

Subject to Sections 12.1 and 12.3, each of the Trustee and the Co-Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Notes and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

12.9        Investment of Monies Held by Trustee

Unless herein otherwise expressly provided, any of the funds held by the Trustee may be deposited in a trust account in the name of the Trustee, in the deposit department of the Trustee or in any chartered bank of Canada, which account may be non-interest bearing.  Until the Trustee shall have declared the principal and interest to be due and payable, upon the written direction of the Corporation, the Trustee shall invest in its name such funds in securities in which, under the laws of the Province of British Columbia, trustees are authorized to invest trust monies, in accordance with such direction.  Any direction by the Corporation to the Trustee as to the investment of the funds shall be in writing and shall be provided to the Trustee no later than 8:30 a.m. (Vancouver time) on the day on which the investment is to be made.  Any such direction received by the Trustee after 8:30 a.m. (Vancouver time) or received on a non-Business Day, shall be deemed to have been given prior to 8:30 a.m. (Vancouver time) the next Business Day.

In the event that the Trustee does not receive a direction or only a partial direction, the Trustee may hold cash balances constituting part or all of the funds and may, but need not, invest same in its deposit department or the deposit department of one of its affiliates; provided that the Trustee and its affiliates shall not be liable to account for any profit to any parties to this Indenture or to any person or entity other than at a rate, if any, established from time to time by the Trustee.

Unless and until the Trustee shall have declared the principal of and interest (and premium, if any) on the Notes to be due and payable, the Trustee shall pay over to the Corporation all interest received by the Trustee with respect to any investments or deposits made subject to the provisions of this Section.

The Trustee will bear no liability for monies deposited other than with the Trustee.  The Trustee will disburse monies according to this Indenture only to the extent that monies have been deposited with it.

12.10      Trustee Not Ordinarily Bound

Except as provided in Section 7.2 and as otherwise specifically provided herein, the Trustee shall not, subject to Section 12.3, be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation’s business, unless the Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Notes then outstanding or by any Extraordinary Resolution of the Noteholders passed in accordance with the provisions contained in Article 10, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

12.11      Trustee and Co-Trustee Not Required to Give Security

The Trustee and the Co-Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

12.12      Trustee Not Bound to Act on the Corporation’s Request

Except as in this Indenture otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

12.13      Trustee Protected in Acting

The Trustee may act and rely, and shall be protected in acting and relying absolutely, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, facsimile transmission, directions or other paper document believed in good faith by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties. The Trustee shall be protected in acting and relying upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration, affidavit or other paper or document furnished to it, not only as to its due execution and the validity and the effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be.

12.14      Conditions Precedent to Trustee’s and Co-Trustee’s Obligations to Act Hereunder

The obligation of the Trustee and the Co-Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee, the Co-Trustee and of the Noteholders hereunder shall be conditional upon the Noteholders furnishing when required by notice in writing by the Trustee or the Co-Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee and the Co-Trustee to protect and hold harmless the Trustee and the Co-Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

None of the provisions contained in this Indenture shall require the Trustee or the Co-Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Noteholders at whose instance it is acting to deposit with the Trustee the Notes held by them for which Notes the Trustee shall issue receipts.

12.15      Authority to Carry on Business

The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is a body corporate incorporated under the laws of Canada or one of its provinces and is authorized to carry on the business of a trust company in each of the provinces of Canada but if, notwithstanding the provisions of this Section 12.155, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any of the provinces of Canada, either become so authorized or resign in the manner and with the effect specified in Section 12.2.

12.16      Compensation and Indemnity

(a)                                 The Corporation shall pay to each of the Trustee and the Co-Trustee from time to time compensation for its services hereunder as agreed separately by the Corporation and the Trustee and the Co-Trustee, and shall pay or reimburse each of the Trustee and the Co-Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee and the Co-Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee and the Co-Trustee under this Indenture shall be finally and fully performed. The Trustee’s and the Co-Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

(b)                                 The Corporation hereby indemnifies and saves harmless each of the Trustee and the Co-Trustee and its directors, officers and employees from and against any and all loss, fees, damages, charges, expenses, claims, demands, actions or liability whatsoever which may be brought against the Trustee or the Co-Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, save only in the event of gross negligence, wilful misconduct or fraud of the Trustee or the Co-Trustee, respectively. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Trustee or the Co-Trustee. The Trustee or the Co-Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claim and the Trustee or the Co-Trustee shall co-operate in the defence. The Trustee or the Co-Trustee may have separate Counsel and the Corporation shall pay the reasonable fees and expenses of such Counsel. The Corporation need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Trustee or the Co-Trustee or the discharge of this Indenture.

(c)                                  Notwithstanding any other provision of this Indenture, and whether such losses or damages are foreseeable or unforeseeable, neither the Trustee nor the U.S. Trustee shall be liable under any circumstances whatsoever for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages of any kind.

(d)                                 Provisions contained in this Section 12.16 shall survive the resignation or removal of the Trustee and the Co-Trustee and the termination of this Indenture.

(e)                                  As security for the performance of the obligations of the Corporation under this Section, the Trustee and the U.S. Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee or the U.S. Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

12.17      Acceptance of Trust

The Trustee hereby accepts the trusts created in this Indenture, including Sections 4.7, 8.2 and 8.5(a), or any Notes, agrees to perform the same upon the terms and conditions herein set forth and, to the extent any such terms and conditions conflict with any provisions of applicable law, such terms and conditions shall prevail to the extent that such provisions do not constitute provisions of public order.

12.18      Attorney-in-Fact

The Trustee hereby agrees to act as the attorney-in-fact for the holders of the Notes to the extent necessary or desirable for the purposes of this Indenture and each holder by receiving and holding the Notes accepts and confirms the appointment of the Trustee as the attorney-in-fact of such holder to the extent necessary for the purposes hereof and in accordance with and subject to the provisions hereof.

To the extent necessary and for greater certainty (but without in any way detracting from custom and usage applicable with regards to the relationship between the Corporation, the Trustee and the holders of Notes hereunder) and subject to any applicable law of public order, the Trustee and the Corporation hereby agree with regards to the Trustee so acting as the attorney-in-fact of the holders of Notes hereunder and each holders of Notes by receiving and holding same agrees with the Corporation and the Trustee that:

(a)                                 notwithstanding any other provision hereof and except as may be otherwise set forth in any request, demand, authorization, direction, notice, consent, waiver or other action given or taken by holders of Notes pursuant to this Indenture, relating thereto, no holder of Notes shall be liable to third parties for acts performed by the Trustee (or any other person appointed by the Trustee to perform all or any of its rights, powers, trusts or duties hereunder) during the exercise of its rights, powers and trusts and the performance of its duties under this Indenture or for injury caused to such parties by the fault of the Trustee (or any such Person), or for contracts entered into in favour of such parties, during such performance and the Trustee (or any such person) alone shall be so liable subject to any rights or recourses which the Trustee (or any such Person) may have hereunder or under any applicable law against the Corporation or any other Person (other than a holder of Notes) in connection with any such liability;

(b)                                 except as otherwise expressly provided herein or in any request, demand, authorization, direction, notice, consent, waiver or other action given or taken by holders of Notes pursuant to this Indenture, the Trustee shall not be entitled to receive from the holders of Notes any remuneration or compensation for any services rendered by the Trustee hereunder or reimbursement of any costs, expenses, liabilities, disbursements or advances incurred or made by the Trustee in accordance with any provision of this Indenture or interest thereon;

(c)                                  notwithstanding any other provision hereof and except as may be otherwise set forth in any request, demand, authorization, direction, notice, consent, waiver or other action given or taken by holders of Notes pursuant to this Indenture, relating thereto, no holder of Notes shall be liable to compensate the Trustee for any injury suffered by it by reason of the performance of its rights, powers, trusts or duties hereunder subject to any rights or recourses which the Trustee may have hereunder or under any applicable law against the Corporation or any other Person (other than a holder of Notes) in connection with such injury;

(d)                                 neither the death nor bankruptcy of a holder of Notes shall terminate the Trustee’s rights, powers, trusts or duties hereunder with respect to the Notes held by such holder of Notes which shall continue to apply in favour of the holder or holders of Notes who have acquired such Notes from such deceased or bankrupt holder of Notes;

(e)                                  the bankruptcy of the Trustee shall not terminate its rights, powers, trusts or duties hereunder provided that such rights, powers, trusts or duties are assumed by a successor Trustee appointed in accordance with the provisions of Section 12.2;

(f)                                   so long as any Notes remain outstanding, (i) each holder of Notes hereby renounces its right to revoke any mandate relationship created between such holder of Notes and the Trustee hereunder and (ii) the Trustee hereby agrees that it will not revoke any such mandate relationship except through a resignation pursuant to and in compliance with the provisions of Section 12.2; and

(g)                                  except as otherwise expressly provided herein or in any request, demand, authorization, direction, notice, consent, waiver or other action given or taken by holders of Notes pursuant to this Indenture, the Trustee shall not be obliged to render any account to the Holders nor return to the holders of Notes any amounts which it has received in the performance of its duties hereunder nor pay any interest to the holders of Notes on such amounts.

12.19      Third Party Interests

Each party to this Indenture (in this paragraph referred to as a “representing party”) hereby represents to the Trustee that any account to be opened by, or interest to held by, the Trustee in connection with this Indenture, for or to the credit of such representing party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such representing party hereby agrees to complete, execute and deliver forthwith to the Trustee a declaration, in the Trustee’s prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party.

12.20      Privacy Laws

The Corporation and the Trustee acknowledge that Canadian federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to certain obligations and activities under this Indenture. Notwithstanding any other provision of this Indenture, neither the Corporation nor the Trustee shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and to comply with applicable laws and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved or as permitted by Privacy Laws; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification. Some of this personal information may be transferred to servicers in the United States for data processing and/or storage.

12.21      Force Majeure; Limitation of Trustee and Co-Trustee Liability

(a)                                 In no event shall the Trustee or the Co-Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war (declared or undeclared) or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, fire, riot, embargo and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture; it being understood that the Trustee and the Co-Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 12.21.

(b)                                 Neither the Trustee nor the Co-Trustee shall be liable for any consequential, punitive or special damages.

12.22      Anti-Money Laundering

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment and acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, or economic sanctions legislation, regulation or guideline. Further, should the Trustee, in its sole judgment and acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the Corporation or any shorter period of time as agreed to by the Corporation provided that:

(a)                                 the Trustee’s written notice shall describe the circumstances of such non-compliance; and

(b)                                 if such circumstances are rectified to the Trustee’s satisfaction within such 10-day period, then such resignation shall not be effective.

12.23      Eligibility; Disqualification

There will at all times be a U.S. Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by U.S. federal or state authorities and that has a combined capital and surplus, together with its immediate parent, of at least US$50,000,000 as set forth in its most recent published annual report of condition.

This Indenture will always have a U.S. Trustee that satisfies the requirements of TIA Sections 310(a)(1), (2) and (5).  The U.S. Trustee is subject to TIA Section 310(b).

12.24      Preferential Collection of Claims Against Corporation

The U.S. Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A U.S. Trustee that has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

12.25      Communication by Noteholders with Other Noteholders

Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes.  The Corporation, the Trustee, the U.S. Trustee, the registrar and anyone else shall have the protection of TIA Section 312(c).

12.26      Reports by U.S. Trustee

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the U.S. Trustee will mail to the Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The U.S. Trustee also will comply with TIA Section 313(b)(2).  The U.S. Trustee will also transmit by mail all reports as required by TIA Section 313(c). In complying with this Section 12.26, the U.S. Trustee shall be entitled to rely on information that it requests from the Trustee and shall have no duty to deliver such reports in the absence of such information. With respect to the annual report, the Trustee shall deliver the requested information to the U.S. Trustee as required in the request from the U.S. Trustee. The Trustee shall have no duty under this Section 12.26 except to provide information to the U.S. Trustee upon receipt of request from the U.S. Trustee, to the extent that the Trustee has such information.

A copy of each report at the time of its mailing to the Noteholders will be mailed by the U.S. Trustee to the Corporation and filed by the U.S. Trustee with the SEC and each Exchange in accordance with TIA Section 313(d).  The Corporation shall promptly notify the Trustee and the U.S. Trustee when the Notes are listed on any Exchange.

12.27      Trustee and U.S. Trustee

The rights, powers, duties and obligations conferred and imposed upon the Trustee and the U.S. Trustee are conferred and imposed upon and shall be exercised and performed by the U.S. Trustee and the Trustee severally, and neither the Trustee nor the U.S. Trustee shall be liable or responsible for the acts or omissions of the other.

12.28      U.S. Trustee

Notwithstanding any other provision of this Indenture or the TIA, in no event shall the U.S. Trustee have any duty, obligation, liability or responsibility to take any action (including to exercise any powers or enforce any remedies) if an Event of Default has occurred and is continuing.  It is understood that the Trustee shall act on behalf of the holders.  The U.S. Trustee is acting only in a ministerial capacity to satisfy certain requirements of the TIA as expressly set forth in this Indenture, and satisfaction of such requirements shall be not be the responsibility of the Trustee.

ARTICLE 13
SUPPLEMENTAL INDENTURES

13.1        Supplemental Indentures

Subject to the approval of the Exchange, from time to time the Trustee and, when authorized by a resolution of the directors of Corporation the Corporation may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes:

(a)                                 Subject to any required approval of the Exchange, reduce the Conversion Price pursuant to Section 5.4(a);

(b)                                 adding to the covenants of the Corporation herein contained for the protection of the Noteholders or providing for events of default, in addition to those herein specified;

(c)                                  making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Notes which do not affect the substance thereof and which in the opinion of the Trustee relying on an opinion of Counsel will not be prejudicial to the interests of the Noteholders;

(d)                                 evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(e)                                  giving effect to any Extraordinary Resolution passed as provided in Article 10; and

(f)                                   for any other purpose not inconsistent with the terms of this Indenture.

Unless the supplemental indenture requires the consent or concurrence of Noteholders by Extraordinary Resolution, the consent or concurrence of Noteholders shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. The Corporation and the Trustee may amend any of the provisions of this Indenture related to matters of United States law or the issuance of Notes into the United States in order to ensure that such issuances can be made in accordance with applicable law in the United States without the consent or approval of the Noteholders; provided that, in the opinion of the Trustee (relying on an opinion of Counsel of recognized standing), the rights of the Noteholders are in no way prejudiced thereby.  Further, the Corporation and the Trustee may without the consent or concurrence of the Noteholders by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Corporation provided for the issue of Notes, providing that in the opinion of the Trustee (relying upon an opinion of Counsel) the rights of the Noteholders are in no way prejudiced thereby. No supplement or amendment shall affect the rights, duties, immunities or obligations of the U.S. Trustee without the consent of the U.S. Trustee.

ARTICLE 14
EXECUTION AND FORMAL DATE; MISCELLANEOUS

14.1        Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

14.2        Formal Date

For the purpose of convenience this Indenture may be referred to as bearing the formal date of •, 2014 irrespective of the actual date of execution hereof.

14.3        Trust Indenture Act Controls

If this Indenture is qualified under the TIA and any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

14.4        Electronic Documentation

Having regard to the fact the Notes are intended to be issued in electronic and non-certificated form, the Trustee and the Corporation shall be entitled to make such amendments to the provisions hereof as are reasonably required and mutually agreed to reflect same.

[signature page follows]

IN WITNESS whereof the parties hereto have executed these presents by the hands of their proper officers in that behalf.

TERRACE ENERGY CORP.

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as U.S. Trustee

By:
Name:
Title:

SCHEDULE “A”

TO THE INDENTURE AMONG

TERRACE ENERGY CORP.,

COMPUTERSHARE TRUST COMPANY OF CANADA

AND

COMPUTERSHARE TRUST COMPANY, N.A.

FORM OF NOTE

FORM OF NOTE

[GLOBAL NOTE LEGEND]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO TERRACE ENERGY CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS NOTE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS NOTE.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CDS & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

[INSERT U.S. LEGEND, IF APPLICABLE]

CUSIP [ ]
ISIN [ ]

No. •	$•

TERRACE ENERGY CORP.

(A corporation incorporated under the laws of British Columbia)

8.0% CONVERTIBLE UNSECURED NOTES

Terrace Energy Corp. (the “Corporation”) for value received hereby acknowledges itself indebted and, subject to the provisions of the Note Indenture (the “Indenture”) dated as of [            ], 2014 among the Corporation, Computershare Trust Company of Canada (the “Trustee”) and Computershare Trust Company, N.A., as U.S. trustee, promises to [INSERT NAME OF HOLDER] (the “Holder”) hereof on April 2, 2018 or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture (any such date, the “Maturity Date”) the principal sum of • Dollars ($•) in lawful money of Canada on presentation and surrender of this Note at the main branch of the Trustee in Vancouver, British Columbia or in Toronto, Ontario in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from July 31, 2014 the rate of 8.0% per annum (based on a year of 365 days and the actual number of days in the relevant interest period), in like money, in arrears in quarterly instalments (less any tax required by law to be deducted) on the last day of April, July, October and January in each fiscal year (each, an “Interest Payment Date”) commencing on October 31, 2014 and the last payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date) to fall due on the Maturity Date and, should the Corporation at any time make default in the payment of any principal, premium, if any, or interest, to pay interest on the amount in default at the same rate, in like money and on the same dates; provided, however, that if the Corporation fails to make an interest payment on or before the Cure Deadline (as defined below) applicable to an Interest Payment Date, the Corporation shall pay to the registered holder hereof an additional interest payment in respect of such Interest Payment Date in an amount equal to 10.0% of the interest payment that was otherwise due on such Interest Payment Date. “Cure Deadline” means the date that is 15 days after an Interest Payment Date.

Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day. The record dates for the payment of interest on this Note will be the eighth Business Day prior to the applicable Interest Payment Date. For the purposes of disclosure under the Interest Act (Canada), whenever interest is computed under this Note on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate by multiplying such rate of interest by the actual number of days in such calendar year of calculation and dividing it by the number of days in the deemed year.

This Note is one of the 8.0% Convertible Unsecured Notes (referred to herein as the “Notes”) of the Corporation issued or issuable under the provisions of the Indenture. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Notes are or are to be issued and held and the rights and remedies of the holders of the Notes and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Note by acceptance hereof assents.

The Notes are issuable only in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Notes of any denomination may be exchanged for an equal aggregate principal amount of Notes in any other authorized denomination or denominations.

This Note may be redeemed at the option of the Corporation on the terms and conditions set out in the Indenture, except in the event of the satisfaction of certain conditions after a Change of Control or a Sales Transaction (each as defined below) has occurred, as follows:

(a)                                 At any time prior to the Maturity Date of the Notes, the Notes may be redeemed at the option of the Corporation in whole or in part from time to time on notice as provided for in Section 4.3 at the Redemption Price on the date fixed for redemption (the “Redemption Date”).

“Redemption Price” means, in respect of a Note, the amount payable on the Redemption Date fixed for such Note, which shall equal the following:

(i)                                     if such notice is given prior to April 2, 2015, 108% of the par amount of the Note (without any corresponding adjustment to accrued but unpaid interest payable on such outstanding principal amount); or

(ii)                                  if such notice is given on or after April 2, 2015, at par,

and, in each case, together with any accrued but unpaid interest thereon up to (but excluding) the Redemption Date.

(b)                                 In the event that at any time prior to the Maturity Date the closing price of the common shares of the Corporation (the “Common Shares”) on the TSX Venture Exchange or any other exchange or quotation system on which the Common Shares are then listed or quoted is equal to or greater than 140% of the Conversion Price (as defined below) of the Notes for 30 consecutive trading days (the last such trading day being referred to as a “Trigger Date”), the Corporation shall have the right at its option to redeem any part, being $1,000 or an integral multiple thereof, of the principal amount of a Note in exchange for the issuance of Common Shares at the Conversion Price on giving the Holder 10 days’ notice thereof. The date of such notice shall be no later than five trading days following the respective Trigger Date.

(c)                                 Except as provided below, no adjustment in the number of Common Shares to be issued upon redemption pursuant to clause 4.1(b) will be made for dividends or distributions on Common Shares issuable upon redemption or for interest accrued on Notes surrendered. No fractional Common Shares will be issued, and any fractions resulting from a conversion will be rounded down to the next whole number. The Conversion Price applicable to, and the Common Shares receivable on the redemption of, the Notes is subject to adjustment pursuant to the provisions of Section 5.4 of the Indenture.

Any part, being $1,000 or an integral multiple thereof, of the principal of this Note, provided that the principal amount of this Note is in a denomination in excess of $1,000, is convertible, at the option of the Holder, upon surrender of this Note at the principal office of the Trustee in Vancouver, British Columbia or in Toronto,

Ontario, at any time prior to the earlier of 4:00 p.m. (Vancouver time) on the date that is the Business Day before eight Business Days immediately preceding the Maturity Date and 4:00 p.m. (Vancouver time) on the date that is the Business Day before eight Business Days immediately preceding the date specified for redemption of this Note, into Common Shares (without adjustment for interest accrued hereon or for dividends or distributions on Common Shares issuable upon conversion) at the conversion price in effect on the date thereof (the “Conversion Price”) per Common Share, all subject to the terms and conditions and in the manner set forth in the Indenture. No Notes may be converted during the eight Business Days preceding and including the last day of January, April, July and October in each year, commencing on October 31, 2014, as the registers of the Trustee will be closed during such periods. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion, and any fractions resulting from a conversion will be rounded down to the next whole number. Holders converting Notes shall receive accrued and unpaid interest thereon from the period of the last Interest Payment Date prior to the Date of Conversion to but not including the Date of Conversion. If a Note is surrendered for conversion on an Interest Payment Date or during the eight preceding Business Days, the person or persons entitled to receive Common Shares in respect of the Notes so surrendered for conversion shall not become the holder or holders of record of such Common Shares until the Business Day following such Interest Payment Date.

Upon the occurrence of Change of Control of the Corporation, the Corporation is required to make an offer to purchase all or any part, being $1,000 or an integral multiple thereof, of the Notes in cash at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest (if any) to the date of purchase on the terms and conditions set forth in the Indenture.  “Change of Control” means any transaction resulting in the acquisition by any Person, together with its associates and affiliates (as each term is defined in the BCSA), acquires more than 50% of the issued and outstanding Common Shares.

This Note ranks pari passu with each other Note issued under the Indenture (regardless of their actual date or terms of issue) and, except as prescribed by law, with all other existing and future unsecured indebtedness of the Corporation.

If the Corporation sells, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets on a consolidated basis to any person (other than a direct or indirect Subsidiary of the Corporation) (a “Sale Transaction”) and the Corporation does not reinvest all or substantially all of the Net Proceeds of such Sale Transaction in the Business within 180 days of the closing date of such Sale Transaction, then the Corporation shall offer to purchase all or any part, being $1,000 or an integral multiple thereof, of the Notes in cash at a price equal to 100% of the principal amount due under such Notes plus accrued but unpaid interest (if any) to the date of purchase on the terms and conditions set forth in the Indenture.  “Net Proceeds” means the net cash proceeds received by the Corporation and/or its Subsidiaries as a result of a Sale Transaction after deductions and/or accruals of costs, expenses, liabilities and taxes.  “Business” means the business and operations carried on by the Corporation and its Subsidiaries, including oil and gas exploration, drilling, processing, joint ventures, investments in oil and gas properties, interests, joint ventures, marketing, sales, reclamation and activities related or ancillary thereto.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Notes outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Notes outstanding, which resolutions or instruments may have the effect of amending the terms of this Note or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of Common Shares and officers, directors and employees of the Corporation in respect of any obligation or claim arising out of the Indenture or this Note.

This Note may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Trustee in the City of Vancouver, British Columbia or the City of Toronto, Ontario and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Trustee may designate. No transfer of this Note shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe and upon surrender of this Note for cancellation. Thereupon a new Note or Notes in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Note shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

In the event of any discrepancy between anything contained in this Note and the terms and conditions of the Indenture, the terms and conditions of the Indenture shall govern.

Capitalized words or expressions used in this Note shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, TERRACE ENERGY CORP. has caused this Note to be signed by its authorized representatives as of the [        ] day of [                      ], 2014.

TERRACE ENERGY CORP.

By:
Name:
Title:

(FORM OF TRUSTEE’S CERTIFICATE)

This Note is one of the 8.0% Convertible Unsecured Notes due April 2, 2018 referred to in the Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
(Authorized Officer)

Date:

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                     , whose address and social insurance number, if applicable, are set forth below, this Note (or $                   principal amount hereof*) of TERRACE ENERGY CORP. (the “Corporation”) standing in the name(s) of the undersigned in the register maintained by the Corporation with respect to such Note and does hereby irrevocably authorize and direct                                                        to transfer such Note in such register, as its attorney with full power of substitution in the premises.

Dated:

Address of Transferee:
(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

*If less than the full principal amount of the within Note is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple thereof, unless you hold a Note in a non-integral multiple of $1,000 by reason of your having exercised your right to exchange upon the making of a Change of Control Purchase Offer or an Offer on Sale of Assets, in which case such Note is transferable only in its entirety) to be transferred.

In the case of a Note certificate that contains a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐            the transfer is being made only to the Corporation;

☐            the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and in compliance with any applicable local securities laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached as Schedule “C” to the Indenture, or

☐                                    the transfer is being made within the United States or to, or for the account or benefit of, U.S. Persons, in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Corporation and the Trustee an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Trustee to such effect.

In the case of a Note certificate that does not contain a U.S. restrictive legend, if the proposed transfer is to, or for the account or benefit of a U.S. Person or to a person in the United States, the undersigned hereby represents, warrants and certifies that the transfer of the Notes is being completed pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws, in which case the undersigned has furnished to the Corporation and the Trustee an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Trustee to such effect.

☐  If transfer is to a U.S. Person, please check this box.

1.                            The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Note in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

2.                            The registered holder of this Note is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Note.

Signature of Guarantor:

Authorized Officer	Signature of transferring registered holder

Name of Institution

CERTAIN REQUIREMENTS RELATING TO TRANSFERS — READ CAREFULLY

1.              The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever.  All securityholders or a legally authorized representative must sign this form.  The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer.  Notarized or witnessed signatures are not acceptable as guaranteed signatures.  As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•                  Canada and the USA:  A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP).  Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program.  The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

•                  Canada:  A Signature Guarantee obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust.  The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”, sign and print their full name and alpha numeric signing number.  Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guaranteed” Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

•                  Outside North America:  For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program.  The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever.  The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP).  Notarized or witnessed signatures are not acceptable as guaranteed signatures.  The Guarantor must affix a stamp bearing the actual words:  “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer.  For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a

“MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER — FOR US RESIDENTS ONLY

Consistent with US IRS regulations, Computershare is required to request cost basis information from US securityholders.  Please indicate the reason for requesting the transfer as well as the date of event relating to the reason.  The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

OPTION OF HOLDER TO ELECT PURCHASE

Upon a Change of Control Purchase Offer or Offer on Sale of Assets by the Corporation, if you want to elect to have this Note purchased by the Corporation pursuant to Section 6.10 or 6.11 of the Indenture, check the box below:

☐            Section 6.10

☐            Section 6.11

If you want to elect to have only part of the Note purchased by the Corporation pursuant to Section 6.10 or Section 6.11 of the Indenture, state the amount you elect to have purchased:  $                         .

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Social Insurance Number, if applicable:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

EXHIBIT “1”

TO CDS GLOBAL NOTE

TERRACE ENERGY CORP.

8.0% CONVERTIBLE UNSECURED NOTES

DUE APRIL 2, 2018

Initial Principal Amount: $•	CUSIP •
ISIN CA •

Authorization:

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

SCHEDULE “B-1”

TO THE INDENTURE AMONG

TERRACE ENERGY CORP.,

COMPUTERSHARE TRUST COMPANY OF CANADA

AND

COMPUTERSHARE TRUST COMPANY, N.A.

FORM OF REDEMPTION NOTICE

SCHEDULE “B-1”

Form of Redemption Notice

TERRACE ENERGY CORP.

8.0% CONVERTIBLE UNSECURED NOTES

REDEMPTION NOTICE

To:                             Holders of 8.0% Convertible Unsecured Notes (the “Notes”) of Terrace Energy Corp. (the “Corporation”)

Note:                  All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the indenture (the “Indenture”) dated as of [            ], 2014 among the Corporation, Computershare Trust Company of Canada (the “Trustee”) and Computershare Trust Company, N.A., as U.S. trustee, that the aggregate principal amount of $• of the $• of Notes outstanding (the “Redemption Amount”) will be redeemed as of • (the “Redemption Date”), upon payment in cash of the redemption price equal to (i) if this Redemption Notice is given prior to April 2, 2015, the Redemption Amount multiplied by 1.08 (without any corresponding adjustment to accrued but unpaid interest payable on such outstanding principal amount), or (ii) if this Redemption Notice is given on or after April 2, 2015, the Redemption Amount multiplied by 1.00, and, in each case, together with all accrued and unpaid interest hereon to (but excluding) the Redemption Date (the “Total Redemption Price”).

The Total Redemption Price will be payable upon presentation and surrender of the Notes called for redemption at the following corporate trust office:

Computershare Trust Company of Canada

2nd Floor 510 Burrard

Vancouver, British Columbia

V6C 3B9

The interest upon the principal amount of Notes called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Total Redemption Price shall not be made on presentation for surrender of such Notes at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Total Redemption Price pursuant to the Indenture.

No fractional Common Shares shall be delivered upon the exercise by the Corporation of the above-mentioned redemption right, and any fractions resulting from a redemption will be rounded down to the next whole number.

DATED:

TERRACE ENERGY CORP.

(Authorized Director or Officer of
Terrace Energy Corp.)

SCHEDULE “B-2”

TO THE INDENTURE AMONG

TERRACE ENERGY CORP.,

COMPUTERSHARE TRUST COMPANY OF CANADA

AND

COMPUTERSHARE TRUST COMPANY, N.A.

FORM OF REDEMPTION NOTICE

SCHEDULE “B-2”

Form of Redemption Notice

TERRACE ENERGY CORP.

8.0% CONVERTIBLE UNSECURED NOTES

REDEMPTION NOTICE

To:                             Holders of 8.0% Convertible Unsecured Notes (the “Notes”) of Terrace Energy Corp. (the “Corporation”)

Note:                  All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the trust indenture (the “Indenture”) dated as of [            ], 2014 among the Corporation and Computershare Trust Company (the “Trustee”) and Computershare Trust Company, N.A., as U.S. trustee, that the aggregate principal amount of $• of the $• of Notes outstanding (the “Redeemed Amount”) will be redeemed as of • (the “Redemption Date”) in exchange for the issuance of the Corporation’s common shares (the “Common Shares”) at the conversion price in effect on the date hereof, plus all accrued and unpaid interest on such principal amount being redeemed to but excluding the Redemption Date payable in cash, pursuant to the terms of Section 4.1(b) of the Indenture.

The Redeemed Amount will be payable upon presentation and surrender of the Notes called for redemption at the following corporate trust office:

Computershare Trust Company of Canada

2nd Floor 510 Burrard

Vancouver, British Columbia

V6C 3B9

The interest upon the principal amount of Notes called for redemption shall cease to be payable from and after the Redemption Date, unless payment for the Redemption Amount shall not be made on presentation for surrender of such Notes at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the payment for the Redemption Amount pursuant to the Indenture.

No fractional Common Shares shall be delivered upon the exercise by the Corporation of the above-mentioned redemption right, and any fractions resulting from a redemption will be rounded down to the next whole number.

DATED:

TERRACE ENERGY CORP.

(Authorized Director or Officer of
Terrace Energy Corp.)

SCHEDULE “C”

TO THE INDENTURE AMONG

TERRACE ENERGY CORP.,

COMPUTERSHARE TRUST COMPANY OF CANADA

AND

COMPUTERSHARE TRUST COMPANY, N.A.

FORM OF NOTICE OF CONVERSION

SCHEDULE “C”

Form of Notice of Conversion

CONVERSION NOTICE

TO:	TERRACE ENERGY CORP.
AND TO:	COMPUTERSHARE TRUST COMPANY OF CANADA

Note:                  All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of 8.0% Convertible Unsecured Notes irrevocably elects to convert such Notes (or $• principal amount thereof*) in accordance with the terms of the Indenture referred to in such Notes and tenders herewith the Notes, and, if applicable, directs that the Common Shares of Terrace Energy Corp. issuable upon a conversion be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated:
(Signature of Registered Holder)

*	If less than the full principal amount of the Notes, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

NOTE:

If Common Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

(Print name in which Common Shares are to be issued, delivered and registered)

Name:

(Address)

(City, Province and Postal Code)

Name of guarantor:

Authorized signature:

C-1

SCHEDULE “D”

TO THE INDENTURE AMONG

TERRACE ENERGY CORP.,

COMPUTERSHARE TRUST COMPANY OF CANADA

AND

COMPUTERSHARE TRUST COMPANY, N.A.

COMMON SHARE LEGENDS

SCHEDULE “D”

COMMON SHARE LEGENDS

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO TERRACE ENERGY CORP. (THE “COMPANY”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED THAT AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY, IS PROVIDED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA, AS REGISTRAR AND TRANSFER AGENT, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.

D-1

SCHEDULE “E”

TO THE INDENTURE AMONG

TERRACE ENERGY CORP.,

COMPUTERSHARE TRUST COMPANY OF CANADA

AND

COMPUTERSHARE TRUST COMPANY, N.A.

FORM OF DECLARATION FOR REMOVAL OF U.S. LEGEND

FORM OF DECLARATION FOR REMOVAL OF U.S. LEGEND

To:                             Terrace Energy Corp. (the “Company”) and Computershare Trust Company of Canada, as Registrar and Transfer Agent for the 8.0% convertible unsecured notes (the “Notes”) maturing April 2, 2018 and common shares issuable upon conversion of the Notes (the “Underlying Shares”) of the Company.

The undersigned Seller (A) acknowledges that the sale of                                      Notes/Underlying Shares of the Company to which this declaration relates, represented by certificate number                                           , has been made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Company; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed in, on or through the facilities of the TSX Venture Exchange (or another “designated offshore securities market”), and neither the seller nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (3) neither the seller nor any person acting on its behalf engaged in any “directed selling efforts” in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S under the U.S. Securities Act with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.  Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

By:		Date:
Signature of Seller

Name of Seller (Please Print):

We have read the foregoing representations of our customer,                                                        (the “Seller”), with regard to our sale, for such Seller’s account, of the Notes/Underlying Shares described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed in, on or through the facilities of the TSX Venture Exchange (or another “designated offshore securities market”) and (C) neither we, nor any person acting on our behalf, engaged in any “directed selling efforts” in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Name of Firm:

By:
Authorized Officer

Date:

E-2